UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GRAHAM CORPORATION

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GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 11, 2020

The 2020 annual meeting of stockholders of Graham Corporation will be held on Tuesday, August 11, 2020, at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect as directors the two nominees named in the attached proxy statement;

•	to approve, on an advisory basis, the compensation of our named executive officers;

•	to approve the 2020 Graham Corporation Equity Incentive Plan;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Although we intend to hold the meeting on August 11, 2020, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose as it relates to the ongoing COVID-19 pandemic. In the event we determine not to hold the annual meeting as originally scheduled, we will announce alternative arrangements as promptly as practicable.

Our Board of Directors has fixed the close of business on June 19, 2020 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournment or postponement of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines

President and Chief Executive Officer

Dated: June 30, 2020

If you own shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Your broker may not vote your shares for director nominees, on the advisory vote on executive compensation, or on the proposal to approve the 2020 Graham Corporation Equity Incentive Plan unless you provide your broker with voting instructions.

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GRAHAM CORPORATION

PROXY STATEMENT

We are providing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the 2020 annual meeting of stockholders as well as for use at any adjournment or postponement of the annual meeting.

General Information

Date and Location of Annual Meeting

The annual meeting will be held on Tuesday, August 11, 2020, at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020.

Although we intend to hold the meeting on August 11, 2020, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose as it relates to the ongoing COVID-19 pandemic. In the event we determine not to hold the annual meeting as originally scheduled, we will announce alternative arrangements as promptly as practicable.

Record Date and Shares Outstanding

Each holder of shares of our common stock having a par value of $0.10 per share, which we refer to as common stock, at the close of business on June 19, 2020, the record date for the annual meeting, is entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,968,962 shares of our common stock issued and outstanding.

Notice and Access of Proxy Materials

The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. Similar to last year, we elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and annual report to security holders, you should have received a Notice of Internet Availability of Proxy Materials, which we refer to as a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the Internet, how to vote and how to request a paper or email copy of such proxy materials at no extra charge this year or on an ongoing basis.

Mail Date

On or about June 30, 2020, we commenced the mailing of the Notice of Internet Availability and made the proxy materials available to our stockholders.

Votes

Each holder of our common stock on June 19, 2020 is entitled to one vote for each share of common stock held.

Procedures for Voting

Stockholder of Record: Shares Registered in Your Name. If on June 19, 2020, your shares of our common stock were registered directly in your name with our transfer agent, then you are a stockholder of record and your shares will be voted as you indicate. If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxyvote.com. We encourage you to vote this way.

•	By touch tone telephone: call toll-free at 1-800-690-6903.

•	By completing and mailing your proxy card.

•	By written ballot at the annual meeting. To vote in person, come to the annual meeting with photo identification and we will give you a ballot when you arrive.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If on June 19, 2020, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization (“broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Your shares will be voted as you indicate. Check the voting instruction card used by that organization to see if it offers Internet or telephone voting. You are also invited to attend the annual meeting. To vote in person at the annual meeting, you must present photo identification and a legal proxy from your broker. Contact your broker to request a voting instruction card or to obtain a legal proxy to vote in person at the annual meeting.

Whether you are a stockholder of record or a beneficial owner, your shares will be voted as you indicate on your properly executed proxy.

Recommendations of our Board of Directors; Voting in the Event no Specific Instructions are Given

Stockholder of Record. If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors or you properly execute and date a proxy in time to be voted at the annual meeting without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by our Board of Directors (i.e. FOR each of the director nominees named in Proposal One and FOR Proposals Two, Three, and Four).

An executed proxy without voting instructions marked on it may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares in person at the annual meeting, your shares will not be voted with respect to Proposals One, Two, and Three, which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal Four, which is a routine proposal.

Our Board of Directors recommends a vote:

•	FOR each of the two nominees identified in this proxy statement for election as director;

•	FOR approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR approval of the 2020 Graham Corporation Equity Incentive Plan, which we refer to as the 2020 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our amended and restated by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Election of the two director nominees identified in this proxy statement	Plurality of the shares present, in person or by proxy, and entitled to vote at the annual meeting (1)
Two	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the shares eligible to be cast by holders present, in person or by proxy, and entitled to vote at the annual meeting (2)
Three	Approval of the 2020 Equity Incentive Plan	Majority of the shares eligible to be cast by holders present, in person or by proxy, and entitled to vote at the annual meeting
Four	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021	Majority of the shares eligible to be cast by holders present, in person or by proxy, and entitled to vote at the annual meeting (3)

(1)

Our stockholders elect directors by a plurality vote, which means that the director nominees receiving the most votes will be elected. However, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” such election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of our Board of Directors. The Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such resignation.

(2)

The advisory vote to approve the compensation of our named executive officers is not binding upon our Board of Directors or the Compensation Committee of our Board of Directors. However, our Board of Directors and our Compensation Committee will consider the outcome of this vote when making future compensation decisions.

(3)

We are presenting the appointment of Deloitte & Touche LLP to our stockholders for ratification. The Audit Committee of our Board of Directors will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

Effect of Not Casting Your Vote, Abstentions and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count with respect to Proposals One, Two and Three. If you hold your shares in street name and do not indicate how you want your shares voted on these proposals, your bank or broker is not permitted to, and will not, vote your shares on your behalf. This result is known as a broker non-vote. Your bank or broker has discretionary authority to vote any non-instructed shares on Proposal Four.

We count shares subject to broker non-votes and abstentions in determining the presence of a quorum and the number of shares entitled to vote on a proposal. Broker non-votes will have no effect on the outcome of Proposals One, Two and Three because they are not eligible to be cast on such proposals. Abstentions will have no effect on the results of Proposal One and will have the same effect as a vote against Proposals Two, Three and Four.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Revocability of Proxies

Your attendance at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	voting again via the Internet or by telephone (only your latest Internet or telephone vote timely submitted prior to the annual meeting will be counted);

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting, filing a written notice of revocation with our Corporate Secretary, and voting in person.

Notices of revocation and revised proxies should be sent to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020.

Solicitation of Proxies

This proxy solicitation is made by our Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone or other means of communication. We will not compensate our directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, soliciting materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

Our annual report to stockholders on Form 10-K for our fiscal year ended March 31, 2020, which we refer to as fiscal year 2020, is available at http://www.graham-mfg.com/annual-meeting-proxy-materials. Our annual report on Form 10-K for fiscal year 2020 as filed with the Securities and Exchange Commission, is included in the fiscal year 2020 annual report. The fiscal year 2020 annual report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, a copy of our fiscal year 2020 annual report on Form 10-K by:

•	accessing our website at http://www.graham-mfg.com/annual-meeting-proxy-materials;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020; or

•	telephoning us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our amended and restated by-laws provide for a classified Board of Directors consisting of three classes of directors, with each class serving a staggered three-year term. As a result, stockholders elect only a portion of our Board of Directors each year. The terms of two of our directors, James J. Barber and Gerard T. Mazurkiewicz, will expire at the 2020 annual meeting.

The Nominating and Corporate Governance Committee of our Board of Directors has nominated James J. Barber and Gerard T. Mazurkiewicz for re-election as directors. If elected, each of Messrs. Barber and Mazurkiewicz will hold office for a three-year term expiring in 2023 or until his successor is duly elected and qualified. Our Board of Directors does not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the designated proxies reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine. Our amended and restated by-laws do not permit re-election after a director reaches the age of 75.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the election of each of Messrs. Barber and Mazurkiewicz as a director to serve for a three-year term expiring in 2023.

Nominees Proposed for Election as Directors at the 2020 Annual Meeting

James J. Barber, Ph.D.

Age: 66

Director Since: 2011

Dr. Barber has been an independent consultant and the principal of Barber Advisors, LLC, a consulting business advising firms and non-profits in the areas of strategy, management, marketing and operations, since September 2007. From January 2000 to May 2007, Dr. Barber was the President and Chief Executive Officer of Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on plastics, chemicals and energy. He was responsible for transforming Metabolix, Inc. from a research boutique into a leader in “clean tech” and industrial biotechnology.

Dr. Barber has served as the independent non-executive chairman of Itaconix plc (formerly Revolymer plc) (LON: ITX), a specialty chemicals company, since December 2018, and served as a non-executive director of Itaconix plc from September 2016 to November 2018. He has also served as a director of the following private companies on the dates indicated: Agrivida, from first quarter 2011 through December 2014; Allylix, from May 2012 through December 2014; Segetis, Inc., from July 2012 through February 2016; Itaconix, Inc., from June 2014 through June 2016; and Nanocomp Technologies, Inc.; from February 2014 through February 2018. From February 2008 through November 2010, Dr. Barber was a director and on the finance committee of Bluewater Holdings Corp., a provider of sewage and water-treatment services, which filed for Chapter 11 bankruptcy protection in October 2010.

Dr. Barber brings to our Board of Directors substantial executive level leadership experience and a deep understanding of product and business development in highly technical industries and alternative energy markets. Dr. Barber also has significant experience in structuring both joint venture and acquisition transactions.

Gerard T. Mazurkiewicz

Age: 73

Director Since: 2007

Mr. Mazurkiewicz has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, LLP, Mr. Mazurkiewicz spent more than 32 years with KPMG, LLP, and was the partner in charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002. Mr. Mazurkiewicz has served as a director of Trebor, Inc., a distributor of tissue, pulp, paper and container board and as a director of Robert James Sales, Inc., a distributor of stainless steel pipe, valves, and fittings, each since 2004.

Mr. Mazurkiewicz is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the New York State Society of Certified Public Accountants. Mr. Mazurkiewicz has served on numerous not-for-profit boards and foundations, including the Women’s and Children’s Hospital of Buffalo Foundation, the Kaleida Health Foundation, the University of Buffalo Foundation and the Community Foundation for Greater Buffalo. Currently, he serves as a Trustee for the Ralph C. Wilson Jr. Foundation.

With his background of significant accounting and financial experience, Mr. Mazurkiewicz brings to our Board of Directors substantial leadership skills and an understanding of how to provide value related to finance, management, operations and risk.

Directors Whose Terms Do Not Expire at the 2020 Annual Meeting

Alan Fortier

Age: 63

Director Since: 2008

Term Expires: 2021

Mr. Fortier has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm focused on petrochemicals and capital goods companies, since 1988. He has also been a Strategic Advisory Board member for Genstar Capital, a middle market private equity group, since January 2019. In addition, between 2007 and 2016, Mr. Fortier was a guest lecturer at Columbia Business School’s MBA and Executive Education programs.

Mr. Fortier brings to our Board of Directors more than 35 years of global industrial experience as a strategy and execution consultant, educator and manager, having helped create value for hundreds of businesses while exceeding aggressive profit targets. Our Board of Directors and management team benefits from his extensive background in our served markets, including energy, petrochemicals, chemicals and large engineering firms, as well as his extensive experience advising boards and senior executives of global capital goods businesses on business strategy, mergers and acquisitions, global growth, pricing, organizational development and management control.

James R. Lines

Age: 59

Director Since: 2006

Term Expires: 2021

Mr. Lines became our President and Chief Executive Officer in January 2008, having previously served as our President and Chief Operating Officer since June 2006. Mr. Lines has served us in various capacities since 1984, including Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines has been an independent director of Superior Drilling Products (NYSE American: SDPI) since December 2016, where he chairs the audit committee and is a member of the nominating and corporate governance committee and compensation committee.

As our President and Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Lines provides our Board of Directors with valuable insight regarding the operations of our Company and our management team and he performs a critical role in board discussions regarding strategic planning and development. Our Board of Directors also benefits from his historical knowledge of our Company and his broad and in-depth understanding of our markets and customers. Mr. Lines has served our Company in various executive capacities for more than 20 years, and has more than 30 years of experience interacting with our customers, engineering contractors, competitors and similar companies serving the energy markets.

Lisa M. Schnorr

Age: 54

Director Since: 2014

Term Expires: 2021

Ms. Schnorr has served as a Senior Vice President for Constellation Brands, Inc. (NYSE: STZ), a leading international producer and marketer of beer, wine and spirits, since January 2018 and has held the role of Project Lead, Digital Enablement for Constellation Brands since October 2019. Ms. Schnorr joined Constellation Brands in May 2004 as Director, Investor Relations and served in various roles including Vice President, JV Business Development from January 2010 to April 2011, Vice President, Compensation & HRIS from May 2011 to January 2014, Senior Vice President, Total Rewards from January 2014 to July 2015, Corporate Controller from July 2015 to January 2018 and most recently served as Chief Financial Officer for Constellation Brands’ Wine and Spirits Division from January 2018 to October 2019.

With her background in human resources, investor relations and finance with large public companies, Ms. Schnorr offers a global business and organizational perspective to our Board of Directors. The Board of Directors believes that Ms. Schnorr’s background and expertise enables her to guide us through a continued period of organic and acquisition-related growth and allows her to provide insight and leadership to our Compensation Committee.

James J. Malvaso

Age: 70

Director Since: 2003

Term Expires: 2022

After his retirement as President and Chief Executive Officer of Toyota Material Handling North America, a manufacturer and distributor of Toyota material handling equipment, and Managing Officer of Toyota Industries Corporation, positions he held from April 2010 until March 2012, Mr. Malvaso acted as a senior advisor to Toyota Material Handling Group until May 2013. From 1997 until 2010, Mr. Malvaso served as the Chairman, President and Chief Executive Officer of The Raymond Corporation, a subsidiary of Toyota and the North American market leader in electric warehouse trucks, located in Greene, New York. Mr. Malvaso is a former President of the Industrial Truck Association and a current member of its Industrial Truck Standards Development Board. Mr. Malvaso has also served as a Trustee of LeMoyne College.

Mr. Malvaso has proven business acumen, having successfully served as the chief executive officer of large, complex businesses with global operations. His experience with a major industrial equipment company is particularly helpful to our Board of Directors in understanding the challenges of global manufacturing, distribution and sales as it relates to the business and strategy of our Company.

Jonathan W. Painter

Age: 61

Director Since: 2014

Term Expires: 2022

Mr. Painter has served as the Executive Chairman, since July 2019, and a director, since January 2010, of Kadant Inc. (NYSE: KAI), a leading global supplier of components and engineered systems used in process industries, including the pulp and paper industry. From September 2009 to March 2019, Mr. Painter served as President of Kadant Inc. and from January 2010 to June 2019, Mr. Painter also served as the Chief Executive Officer of Kadant Inc. Prior to becoming its President, Mr. Painter served as an Executive Vice President from 1997 to September 2009, with supervisory responsibility for Kadant Inc.’s stock-preparation and fiber-based products businesses from March 2007 to September 2009. Mr. Painter also serves on the Board of Governors of the Handel and Haydn Society based in Boston, Massachusetts.

Mr. Painter brings valuable experience to the Board of Directors and management as an executive officer of a public company that, similar to us, is in the business of designing, manufacturing and marketing specialized, engineered equipment. The Board of Directors believes that Mr. Painter’s diverse experience in operations, finance, mergers and acquisitions and corporate strategy enables him to provide critical insight to the Board of Directors and management that will help us to achieve our strategic goals.

CORPORATE GOVERNANCE

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We describe the function, composition, and number of meetings of each of these committees held during fiscal year 2020 below.

Director Independence

Our Corporate Governance Guidelines provide that the independence standards of the New York Stock Exchange, which we refer to as the NYSE, govern the independence determinations for the members of our Board of Directors. Our Board of Directors has affirmatively determined that each of directors Barber, Fortier, Malvaso, Mazurkiewicz, Painter and Schnorr is independent and has no material relationship with us as required by the independence standards of the NYSE. As our employee, Mr. Lines, our President and Chief Executive Officer, is not independent.

Board Leadership Structure

Mr. Malvaso, a non-executive independent director, serves as Chairman of our Board of Directors. Our Board of Directors believes that its leadership structure, with a non-executive chairman position separate from our President and Chief Executive Officer, provides appropriate, independent oversight of management. As Chairman of our Board of Directors, Mr. Malvaso presides at all meetings of our Board of Directors and stockholders; presides during regularly held sessions with only the independent directors; encourages and facilitates active participation of all directors; develops the calendar of and agendas for board meetings in consultation with our Chief Executive Officer and other members of our Board of Directors; determines, in consultation with our Chief Executive Officer, the information that should be provided to our Board of Directors in advance of meetings; and performs any other duties requested by our Board of Directors from time to time.

Committees and Meetings of the Board of Directors; Meeting Attendance

The duties and responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth in their respective charters and are described below. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.” Information contained on our website is not a part of this proxy statement.

The following table lists the committees of our Board of Directors, the chairpersons of each committee, the directors who currently serve on them and the number of committee meetings held in fiscal year 2020.

Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

James J. Barber, Ph.D.	☑		☑

Alan Fortier		☑	Chairperson

James J. Malvaso	☑	☑	☑

Gerard T. Mazurkiewicz	Chairperson		☑

Jonathan W. Painter	☑	☑

Lisa M. Schnorr	☑	Chairperson

Meetings in fiscal year 2020:	5	2	2

During fiscal year 2020, our Board of Directors held a total of five meetings. Each director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors, and the total number of meetings of all committees of our Board of Directors on which he or she served.

The non-management directors meet without members of management present during regularly scheduled executive sessions and at such other times as they deem necessary or appropriate. The Chairman of our Board of Directors presides over these executive sessions.

Our policy requires that each director attend our annual meeting of stockholders or provide the Chairman of our Board of Directors with advance notice of the reason for not attending. All of our directors attended our 2019 annual meeting of stockholders.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Our Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards of the NYSE applicable to audit committee members and applicable Securities and Exchange Commission rules. Our Board of Directors has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his education and experience as a certified public accountant and extensive professional work experience as described in his biography under “Proposal One: Election of Directors.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with our Board of Directors, our executive management team, and our independent registered public accounting firm to assist our Board of Directors in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the planning for and performance of our internal audit function; and

•	risk management (including risk management relating to cybersecurity).

In addition, the Audit Committee’s responsibilities include reviewing and overseeing any transactions between us and any related person as defined by the Securities and Exchange Commission’s rules and discussing our guidelines and policies with respect to risk assessment and risk management. The Audit Committee is also responsible for preparing the Audit Committee’s report that the Securities and Exchange Commission’s rules require to be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter. The Audit Committee’s report appears under the heading “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to our Board of Directors and is responsible for oversight of our corporate governance practices.

When identifying director nominees, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management and stockholders. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of our Board of Directors; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of our Board of Directors, and the extent to which the candidate would be a desirable addition to our Board of Directors and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Stockholders entitled to vote in the election of directors at any annual meeting may recommend candidates for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. Stockholder recommendations must contain: (i) each candidate’s name, age, business and residence addresses; (ii) the candidate’s principal occupation or employment; (iii) each candidate’s written consent to serve as a director, if elected; (iv) whether each candidate would be an independent director if elected, and the basis therefore, under the New York Stock Exchange listing standards; (v) a description of the candidate’s qualifications to be a director; and (vi) such other information regarding each candidate as would be required to be included in the proxy statement pursuant to the Securities and Exchange Commission’s rules. Any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. In addition, any stockholder submitting a recommendation must provide (i) a description of all arrangements or understandings between the stockholder and each candidate and any other person pursuant to which the nominations were made; (ii) the identification of any person retained by the stockholder or by any candidate, or any person acting on his or her behalf to make solicitations for the purpose of electing such candidate and a brief description of the terms of such arrangement; (iii) a description of any arrangement, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the Company’s share price, or increase or decrease the voting power of the stockholder or beneficial owner with respect to the Company’s shares, and the stockholder’s agreement to notify the Company in writing within five business days after the record date for such meeting of any such arrangement in effect as of the record date for the meeting; and (iv) any such information regarding the stockholder as would be required to be included in a proxy statement or provided to the Company pursuant to the Securities and Exchange Commission’s rules. The Nominating and Corporate Governance Committee will evaluate director candidates proposed by stockholders using the same criteria, and in the same manner, as described above for other potential nominees.

Compensation Committee

The Compensation Committee annually reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and either as a committee or with the other independent directors of the board, determines and approves the Chief Executive Officer’s compensation levels. The Compensation Committee also annually reviews and approves salaries, incentive cash awards and other forms of compensation paid to our other executive officers, approves recipients of equity-based awards and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we refer to as the Existing Equity Incentive Plan, and any successor plan thereto. The Compensation Committee operates pursuant to its charter and may delegate its authority or responsibility to one or more subcommittees.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our directors is set forth under the heading “Director Compensation.” The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that is included in our annual proxy statement and performing such other tasks that are consistent with its charter.

The Compensation Committee recognizes the importance of using an independent consultant that provides services solely to the Committee and not to management. The Compensation Committee typically engages a compensation consultant every few years. During fiscal year 2020, no compensation consultant was engaged by the Compensation Committee.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors in its governance of our business and corporate operations. The Corporate Governance Guidelines are available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

The Board of Director’s Role in Risk Oversight

Our Board of Directors oversees our risk profile and management’s processes for managing risk, primarily through the board’s committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee monitors and directs the formal risk management projects implemented by management. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, corporate governance, and the recruitment and retention of talented board members. Our Compensation Committee focuses on the management of risks that could arise from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, our Board of Directors and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, our Board of Directors and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our Company, including, but not limited to, operational, financial, legal, regulatory, strategic and information technology risks (including with respect to cybersecurity).

Communications from Stockholders and other Interested Parties

Stockholders and other interested parties who wish to contact the Board of Directors or an individual director, including the independent Chairman of our Board of Directors or independent directors as a group, should send their communications to the attention of the Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will forward all such communications as directed unless the communication is inappropriate.

ENVIRONMENTAL AND SOCIAL MATTERS

Human Capital Management

We believe that human capital management and employee development are vital to our continued success. Our management is continuously focused on developing an inclusive and respectful work environment where our employees are highly engaged and motivated. Management regularly engages with employees on a broad range of human capital management topics, including corporate culture, diversity and inclusion, health and safety, training and development, and compensation and benefits. Safety of our employees is our top priority. In response to the recent COVID-19 pandemic, we have taken steps to ensure the health and safety of our employees, including restricting business travel and site visitors, implementing remote working for certain office employees, deep cleaning of our facilities, prohibiting group gatherings, and encouraging hygiene practices advised by health authorities. We expect to continue to enhance our practices to remain aligned with state and federal guidelines.

Community Involvement

At Graham, we believe that to be successful we need to push ourselves to do our best, for our customers, for our stockholders, for the Company, for ourselves, for those around us, and for the world that we all share. We are committed to supporting the communities in which we do business by leveraging the power of our Company through donations, scholarships, education and participation with certain charitable organizations. For example, in response to the COVID-19 pandemic, we have donated N95 masks to hospitals to help protect essential healthcare workers. We strive to use our capabilities, reach and resources to make a lasting difference in the world.

Environmental

We believe that a focus on environmental responsibility is fundamental and integral to the work we do every day to serve our customers, create value for our stockholders, and benefit our global community. We have taken steps at our main operations in Batavia, New York to improve energy efficiencies and air quality that are intended to lessen our impact on the environment. Further, in addition to serving mature fossil-based end markets, we are also entrenched in and support the development of emerging and transformative end markets that rely on alternate and renewable energy sources.

EXECUTIVE OFFICERS

As of March 31, 2020, we were served by the following executive officers, each of whom was appointed by our Board of Directors:

James R. Lines, age 59, became our President and Chief Executive Officer in January 2008. Further information about Mr. Lines is set forth under “Proposal One: Election of Directors.”

Jeffrey F. Glajch, age 57, became our Vice President—Finance & Administration, and Chief Financial Officer in March 2009. Mr. Glajch also serves as our Corporate Secretary. From October 2006 until February 2009, he served as the Chief Financial Officer of Nukote International, a privately held globalre-manufacturer of printing and imaging products. Previously, between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company. Mr. Glajch also previously worked at Walt Disney World Company, Great Lakes Chemical Corporation and Air Products and Chemicals, Inc.

Alan E. Smith, age 53, became our Vice President and General Manager - Batavia in July 2015. Mr. Smith served as our Vice President of Operations from July 2007 until July 2015. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydall, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

Jennifer R. Condame, age 55, became our Chief Accounting Officer in July 2008. She also serves as our Controller, a position she has held since 1994. From 1992 to 1994, she was our Manager of Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

EXECUTIVE COMPENSATION

While we, as a smaller reporting company under the Securities Exchange Act of 1934, as amended, are not required to provide certain disclosures pursuant to Item 402 of Regulation S-K, we have nonetheless elected to provide such executive compensation information in accordance with certain scaled disclosure requirements allowed of smaller reporting companies.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides information about the compensation programs for our executive officers named in the fiscal year 2020 Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers. These named executive officers are:

•	James R. Lines, our President and Chief Executive Officer;

•	Jeffrey F. Glajch, our Vice President - Finance & Administration, Chief Financial Officer and Corporate Secretary; and

•	Alan E. Smith, our Vice President and General Manager - Batavia.

This CD&A includes the philosophy and objectives of the Compensation Committee of our Board of Directors, descriptions of each of the elements of our executive compensation programs, and the basis for the compensation decisions we made during fiscal year 2020.

Executive Summary

Fiscal Year 2020 Results

The Compensation Committee’s philosophy focuses on aligning the interests of our named executive officers with those of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. Our executive compensation programs are designed to provide a strong link between the amounts earned by our named executive officers and Company and individual performance.

During fiscal year 2020, our named executive officers continued to implement our strategic plan to diversify, increase productivity, improve processes and grow our market share in our existing businesses.

We are experiencing weakness in our energy markets; however, our diversification in U.S. Navy work will help mitigate the commercial market challenges. The COVID-19 pandemic has resulted in a significantly volatile economic and capital markets environment, which makes the future performance of our core markets unpredictable. Highlights of our financial results for fiscal year 2020 are as follows:

•	Net sales for fiscal year 2020 were $90.6 million, down 1% compared with $91.8 million in fiscal year 2019; and

•	Net income for fiscal year 2020 was $1.9 million, or $0.19 per diluted share, compared to a net loss for fiscal year 2019 of $0.3 million, or a loss of $0.03 per diluted share.

During fiscal year 2020:

•	We divested of our commercial nuclear utility business to focus on our U.S. Navy and energy markets businesses;

•	We returned $4.25 million to our stockholders as dividends in fiscal year 2020, compared with $3.83 million in fiscal year 2019; and

•	We ended the fiscal year with a solid balance sheet that was free of bank debt, providing us substantial financial flexibility.

In line with our pay-for-performance philosophy, in fiscal year 2020, our named executive officers realized the following compensation based on our fiscal year 2020 financial performance and their individual performance:

•

As described more fully under the heading “Annual Cash Incentive Compensation” in this CD&A, for fiscal year 2020 the Compensation Committee set challenging targets for two key financial metrics: net income and bookings. Our performance did not meet any level of the net income metric or the bookings metric. These levels of Company performance, as well as our named executive officers’ achievement against their individual goals, resulted in the payment of annual cash incentive compensation below target levels. We report the annual cash incentive compensation earned by each of the named executive officers during fiscal year 2020 in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2020 Summary Compensation Table.

•

The performance-vested restricted stock granted to our named executive officers in fiscal year 2018 vested at 47% of target levels, based on Company results above threshold levels for the total stockholder return and below threshold levels for EBITDA margin(1) metrics. These shares previously were shown at the target level in the “All Other Stock Awards” column of the Fiscal Year 2018 Grants of Plan-Based Awards table in our proxy statement for the 2018 annual meeting.

	Number of Shares of Performance-Vested Restricted Stock
Named Executive Officer	Target Grant 2018	Realized in 2020

James R. Lines	7,274	3,419

Jeffrey F. Glajch	3,226	1,516

Alan E. Smith	2,879	1,353

Our “Pay for Performance” Philosophy

Our executive compensation programs contain key components and features that reinforce our “pay for performance” philosophy. For example:

•

A significant portion of our named executive officer’s compensation is “at-risk,” and depends on either meeting performance-based criteria or continuing in service to the Company. Both our short-term and long-term incentive compensation programs use goals that tie to our performance in key financial metrics. We pay 50% of our long-term incentive compensation in shares of performance-vested restricted stock. The shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant only upon the achievement of predetermined performance metrics. Our named executive officers receive the other 50% of long-term incentive compensation in restricted stock that time vests in equal

(1)

EBITDA Margin is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of EBITDA Margin to the most directly comparable GAAP measure, see Appendix A to this proxy statement.

installments of 33 1/3% on each anniversary of the date of grant, subject to the executive officer’s continued service at each such date.

•

We require all of our named executive officers to hold substantial amounts of our stock. We believe that our robust stock ownership guidelines drive an ownership culture, and enhance the connection between our management and our stockholders.

•	We do not reimburse or “gross-up” our named executive officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•

We maintain “double-triggered” provisions in our agreements with our named executive officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our Company.

•	The Compensation Committee incorporates tally sheets as an analytical tool as part of its annual executive compensation review to help ensure that compensation is consistent with performance goals.

•	We provide limited perquisites and personal benefits beyond those provided to all other employees.

•	Our policies strictly prohibit our executive officers and directors from engaging in any hedging, pledging, or other monetization transactions involving our securities.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•

to provide market competitive compensation that includes an appropriate balance of fixed and incentive elements which allows us to both attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	to align our incentive compensation programs with superior business performance in order to maximize stockholder value; and

•	to avoid compensation incentives that create undue financial or business risk for our Company.

The Compensation Committee reviews the market median and also considers measures of Company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, EBITDA margin, total market value, average working capital, performance relative to the market and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data and Tally Sheets,” from time to time, the Compensation Committee reviews data on the executive compensation programs of other comparably-sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

We designed our executive compensation programs to reward our named executive officers for Company and individual performance that maximizes stockholder value. We describe the Company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy, principles and objectives. The Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers. We provide additional information about the Compensation Committee under the heading “Corporate Governance.”

Role of Named Executive Officers in Compensation Decisions

Within the framework of the executive compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based incentive compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer. Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers under the Stock Bonus Plan and Cash Bonus Program. The Chairperson of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves individual objectives for our Chief Executive Officer.

Use of Outside Consultants by the Compensation Committee

The Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. The Compensation Committee periodically engages outside consultants to educate and inform Committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keeps the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also may advise the Compensation Committee with respect to various compensation alternatives, provide the Committee with relevant market compensation data and assist the Committee in analyzing such data when making compensation decisions.

The Compensation Committee typically engages a compensation consultant every few years. During fiscal year 2020, no compensation consultant was engaged by the Compensation Committee.

Use of Peer Group Compensation Data and Tally Sheets

Peer Group Compensation Data. When making compensation decisions, the Compensation Committee may consider executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably-sized companies both within our industry and in our geographic region or which we otherwise consider to be our peers. When selecting our peer group shown below, the Compensation Committee considered the companies’ revenue, market capitalization, number of employees and industry classification.

Allied Motion Technologies Inc.	DMC Global, Inc.	Omega Flex, Inc.
Ampco-Pittsburgh Corporation	The Gorman-Rupp Company	Orbital Energy Group, Inc.
Aspen Aerogels, Inc.	Helios Technologies	The Eastern Co.
Badger Meter, Inc.	Hurco Companies, Inc.
CECO Environmental Corp.	Natural Gas Services Group, Inc.

The Compensation Committee may use peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary and the design of annual cash and long-term equity incentive compensation programs and the overall competitiveness of our compensation program.

Tally Sheets. The Compensation Committee analyzes tally sheets prepared for each named executive officer as part of its responsibilities for our executive compensation programs. Tally sheets present the dollar amount of each component of compensation for each named executive officer. The purpose of tally sheets is to bring together, in summary form, all of the elements of total direct compensation for our named executive officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate amount of total direct compensation. During fiscal year 2020, the Compensation Committee regularly used tally sheets to assist in its review of the compensation of our named executive officers. No compensation changes were made with respect to fiscal year 2020 compensation based on those reviews.

Executive Compensation Components

As discussed in greater detail below, our compensation philosophy focuses on aligning the total direct compensation of our named executive officers with the interests of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. We use the term “total direct compensation” to refer to the sum of base salary, annual incentive compensation and long-term incentive compensation.

Total Direct Compensation	=	Base Salary	+	Annual Incentive Compensation	+	Long-Term Incentive Compensation

The components of total direct compensation granted during fiscal year 2020 were:

Compensation Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provide compensation that is not “at-risk” to compensate our named executive officers for services rendered during the fiscal year	Not performance based

Annual Incentive Compensation	Cash	Motivate our named executive officers to attain vital short-term Company and individual objectives	Net income, bookings and individual officer goals linked to achievement of Company strategic objectives

Long-term Incentive Compensation	Performance-Vested Restricted Stock	Incent our named executive officers to focus on Company growth, align their compensation with our business strategy and create value for our stockholders	Equal weighting of our EBITDA margin(1) achieved for fiscal year 2022 as compared to the Baird Industrial Company Composite for calendar year 2021, and our achievement over a three year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20 day price average at the start and end of the three year period commencing April 1, 2019 and ending March 31, 2022)

	Time-Vested Restricted Stock	Encourage retention of our named executive officers over a three-year period	Not performance based

The Compensation Committee seeks to align our annual and long-term compensation elements to our strategic plan. We strive to strike a balance between establishing incentives that motivate our named executive officers to achieve meaningful results, while ensuring that we sufficiently recognize our named executive officers for achieving results that are within their control. The Compensation Committee believes that the diversity of the selected forms of compensation and the applicable performance metrics help to manage the pay for performance challenges presented by the cyclicality of our business while creating the proper focus among our named executive officers to facilitate our growth.

(1)	EBITDA margin is a non-GAAP financial measure. For a reconciliation of EBITDA margin to the most directly comparable GAAP measure, see Appendix A to this proxy statement.

We establish each element comprising target total direct compensation for the named executive officers annually. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and Company performance and goals.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control,” do not affect our decisions regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

In support of our “pay for performance” philosophy, our executive compensation is heavily weighted toward incentive (variable) compensation, and the proportion of variable, or “at risk,” compensation increases as the level of responsibility increases. As shown below, in fiscal year 2020, we provide 63% of our Chief Executive Officer’s target compensation through annual and long-term incentive compensation, and, on average, we provide 51% of our other named executive officers’ target compensation through annual and long-term incentive compensation.

Fiscal Year 2020 Total Target Compensation*

*

The fair market value of service and performance based restricted stock is based upon the closing price at the date of grant and the fair market value of market-based performance restricted stock is based upon a Monte Carlo valuation model.

We also provide compensation and benefits to our named executive officers through the following programs:

Compensation Element	Form of Compensation	Purpose

Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the Company, including life insurance, short- and long-term disability insurance and a comprehensive medical and dental plan	Provide a competitive employee benefits program

Retirement benefits	Named executive officers hired prior to January 1, 2003 (Mr. Lines and Mr. Smith) participate in a qualified defined benefit pension plan, a qualified defined contribution plan and a non-qualified supplemental retirement plan. Named executive officers hired on or after January 1, 2003 (Mr. Glajch) participate only in the qualified defined contribution plan and receive an additional Company contribution under such plan in lieu of their participation in the defined benefit pension plan	Provide an incentive for long-term retention of our named executive officers

Limited perquisites and other personal benefits	A $5,000 allowance for our Chief Executive Officer ($2,500 for our other named executive officers) to purchase term life insurance and an additional amount necessary to purchase a personal umbrella insurance policy	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions

Stockholder Advisory Vote on Executive Compensation

At our 2019 annual meeting of stockholders, our stockholders approved by 83.2% of the votes represented in person or by proxy, on an advisory basis, the compensation of our named executive officers as disclosed in our 2019 proxy statement, referred to as a “say-on-pay” vote. Without taking into account broker non-votes, we received approval by 95.8% of the votes represented in person or by proxy.

At our 2017 annual meeting of stockholders, our stockholders expressed a preference that the “say-on-pay” vote take place on the annual basis recommended by our Board of Directors. This preference was subsequently adopted by our Board of Directors, and so we are providing our stockholders with a “say-on-pay” vote this year.

The Compensation Committee evaluated the positive results of the 2019 “say-on-pay” vote as well as the other factors discussed in this CD&A. While each of these factors informed the Compensation Committee’s decisions regarding our executive compensation programs, the Compensation Committee did not implement changes to our executive compensation programs as a result of the 2019 “say-on-pay” vote.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. In general, the Compensation Committee sets base salaries based on the following factors:

•	Company performance;

•	individual performance;

•	job responsibilities;

•	internal pay equity; and

•	base salary levels of similar positions in our peer group.

The annual base salaries for Messrs. Lines, Glajch, and Smith at March 31, 2019 were $435,000, $280,252 and $250,058, respectively. The Compensation Committee approved a 15% increase to the base salary of Mr. Lines, increasing his base salary to $500,000 effective April 1, 2019. The Compensation Committee approved 3% increases to the base salaries of each of our named executive officers other than Mr. Lines, effective April 1, 2019 (the first day of our fiscal year ending March 31, 2020), increasing the base salaries for Messrs. Glajch and Smith to $288,660 and $257,560, respectively. The increases to the base salaries of each of our named executive officers other than Mr. Lines were consistent with salary increases implemented to all employees on a company-wide basis. In addition, effective September 12, 2019, pursuant to an amendment to his employment agreement, Mr. Glajch’s annual base salary was increased to $325,000. For additional information about the annual base salaries of our named executive officers, see Fiscal Year 2020 Summary Compensation Table below.

Annual Cash Incentive Compensation

Our Annual Executive Cash Bonus Program, which we refer to as the Cash Bonus Program, is designed to compensate our named executive officers for above-average performance through an annual cash incentive award related both to Company and individual performance. We instituted the Cash Bonus Program to effectively align short-term individual performance with Company performance.

The Compensation Committee designed the Cash Bonus Program to provide a clear link between the named executive officers’ goals and our performance and business objectives. In fiscal year 2020, the Compensation Committee used a combination of net income, bookings and personal objectives as the performance metrics to evaluate our named executive officers’ performance under the Cash Bonus Program. The net income performance metric is based on 2020 fiscal year-end results. Bookings represent new orders received from customers requesting us to supply products and services and entered into backlog during fiscal year 2020, reduced by any backlog cancellations. The Compensation Committee selected net income and bookings achieved as the quantitative measures of short-term performance because it believes that these metrics impact our annual profitability and growth.

For fiscal year 2020, the Compensation Committee established personal goals for our named executive officers, which included the following:

•	Mr. Lines - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility and improve return on invested capital.

•	Mr. Glajch - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility and improve return on invested capital.

•	Mr. Smith - structure supply chain management, improve Navy backlog conversion, and expand aftermarket and short-cycle revenue growth.

The Compensation Committee assigned the weightings applicable to the three metrics to align our named executive officers’ goals with our current business objectives as follows:

Metric	Weighting

Net income	40%

Bookings	40%

Personal goals	20%

The Compensation Committee typically establishes the goals for the Cash Bonus Program during our annual budgeting process following the commencement of the fiscal year. The Compensation Committee typically approves such goals during our first quarter, subject to the ratification of our Board of Directors. The Chairperson of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves personal goals for our Chief Executive Officer. Our Chief Executive Officer develops the personal goals for our other named executive officers in alignment with our corporate strategy and recommends these goals to our Compensation Committee Chairperson for approval.

For fiscal year 2020, the Compensation Committee set target bonus levels at 100% attainment of both Company and individual objectives as follows: Mr. Lines - 80% of base salary; Mr. Glajch - 50% of base salary; and Mr. Smith - 50% of base salary. The Compensation Committee uses a stretch maximum payout level to better incentivize and reward above target performance. Each named executive officer may receive anywhere from 0% to 200% of his target bonus level depending on the attainment of objectives, as follows:

Target Level	Net Income Payout as Percentage of Target Bonus	Bookings Payout as Percentage of Target Bonus

Below Threshold	0%	0%

Threshold	25%	25%

Above Threshold	50%	50%

Target	100%	100%

Maximum	200%	200%

We may use linear interpolation to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum. The Compensation Committee may consider extraordinary events that either positively or negatively affect financial performance, and may in its discretion, include or exclude the impact of these events in approving awards under the Cash Bonus Program. The Compensation Committee did not exercise this discretion during fiscal year 2020.

For fiscal year 2020, threshold, target, maximum and actual quantitative performance metrics used under the Cash Bonus Program were as follows (millions of dollars):

Performance Measure	Threshold	Target	Maximum	Actual

Net Income	$4.7	$6.4	$8.8	$1.9

Bookings	$90.0	$120.0	$160.0	$80.0

At its June 9, 2020 meeting, the Compensation Committee reviewed each named executive officer’s achievement of Company and individual objectives during fiscal year 2020 and approved the award of cash incentive compensation under the Cash Bonus Program. Based on our performance during fiscal year 2020, the Compensation Committee determined that our named executive officers did not meet any level of the net income component or the bookings component of the Cash Bonus Program. The Compensation Committee determined that each of our named executive officers achieved the following percentages of their respective target personal goals: Mr. Lines - 0%; Mr. Glajch - 0%; and Mr. Smith - 127%. Based on these results, the cash incentive compensation earned under the Cash Bonus Program for our named executive officers for fiscal year 2020 was as follows:

Named Executive Officer	Bonus Award	Percent of Target Bonus	Percent of Maximum Available Bonus

James R. Lines	$0	0%	0%

Jeffrey F. Glajch	$0	0%	0%

Alan E. Smith	$32,710	25%	13%

The Compensation Committee sets what it believes are challenging goals for maximum bonus awards and expects that maximum bonus awards will be made only in extraordinary circumstances.

The amount of these cash awards earned by each named executive officer in fiscal year 2020 is shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2020 Summary Compensation Table.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chairperson of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee did not approve any such awards in fiscal year 2020.

Long-Term Equity Incentive Compensation

The Compensation Committee designed our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, which we refer to as the Stock Bonus Plan, to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance. Our long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by the companies constituting our peer group. We issue shares of restricted stock pursuant to our Existing Equity Incentive Plan, a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All of our named executive officers are eligible to participate in the Existing Equity Incentive Plan.

The Compensation Committee designed the Stock Bonus Plan to create a tight link between the named executive officers’ goals and the Company’s performance and business objectives. In fiscal year 2020, the Compensation Committee granted half of the restricted stock awards in time-vested restricted stock, and the other half in performance-vested restricted stock. The Compensation Committee chose these forms of awards in consideration of the Company’s current approach to risk and the traditional cyclicality of the Company’s business.

Time-Vested Restricted Stock. We grant time-vested restricted stock because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the time-vested restricted stock vests. The Compensation Committee determines the number of shares of time-vested restricted stock to award to our named executive officers under the Stock Bonus Plan based on a percentage of each named executive officer’s annual base salary. Unless the Compensation Committee determines otherwise, shares granted vest in installments of one-third on each anniversary of grant.

Performance-Vested Restricted Stock. We grant performance-vested restricted stock because we believe that performance-vested restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of predetermined Company objectives. Unless the Compensation Committee determines otherwise, the shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period. The Compensation Committee typically sets the metrics applicable to the performance-vested restricted stock just prior to the start of the fiscal year and finalizes and approves such metrics and the other terms of the restricted stock grants during our first quarter.

For fiscal year 2020 grants, the performance metrics applicable to the performance-vested restricted stock consist of two relative metrics: our EBITDA margin for fiscal year 2022 as compared to the Baird Industrial Company Composite for calendar year 2021, and our achievement over a three year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20 day price average at the start and end of the three year period commencing April 1, 2019 and ending March 31, 2022). Once the Compensation Committee determines the achievement of the performance criteria for fiscal year 2022, it will adjust the actual number of shares to which each named executive officer is entitled accordingly. Any unearned shares are forfeited back to the Company.

The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals, the Compensation Committee reviews and discusses our business and financial plans for that year and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the year as well as individual payment thresholds, targets and maximums for each goal.

Forfeitures. If the named executive officers terminate their employment for reasons other than death or disability prior to the vesting of restricted shares, they will forfeit those shares.

Additional information regarding the restricted stock awards granted to each named executive officer in fiscal year 2020 is set forth in the Fiscal Year 2020 Summary Compensation Table, the Fiscal Year 2020 Grants of Plan-Based Awards Table, and in the narrative that follows the tables.

Perquisites and Other Personal Benefits

We provide limited perquisites and benefits to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

During fiscal year 2020, we paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, all of our named executive officers participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Our named executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our named executive officers to purchase a personal umbrella insurance policy. Our Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance.

Retirement Benefits

We provide retirement benefits to our named executive officers to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

Mr. Lines and Mr. Smith are each eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement, reduced to take into account a participant’s Social Security benefits paid for by the Company.

All of our named executive officers currently employed by us participate in our Incentive Savings Plan, which is a defined contribution plan that provides for both employer and employee contributions. The Incentive Savings Plan uses a “safe harbor” design that provides for a matching contribution of 100% of a participant’s deferrals up to 3% of compensation plus 50% of deferrals in excess of 3% but not in excess of 5% of compensation (for a maximum 4% matching contribution). Additionally, eligible employees hired after January 1, 2003, which includes Mr. Glajch, with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $280,000 of compensation, as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The amounts allocated to participants under the Incentive Savings Plan fully vest after four years of employment.

We also make available to our named executive officers who participate in our Retirement Income Plan our Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan. The Supplemental Plan is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Code and the limitations on benefits imposed by Section 415 of the Code.

We have provided more information about our defined benefit retirement plans and the benefits payable to our named executive officers under such plans under the heading “Pension Benefits at March 31, 2020.”

Employment Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with each of our named executive officers. The decisions to enter into employment agreements and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with certain of our named executive officers are described under the heading “Employment Agreements” in the Narrative to the Fiscal Year 2020 Summary Compensation Table and Fiscal Year 2020 Grants of Plan-Based Awards Table.

Pursuant to their respective employment agreements, we have agreed to provide payments to certain of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death and disability. Mr. Lines and Mr. Glajch are also eligible to receive additional payments in the event of termination following a change in control. We believe these arrangements promote stability and continuity of leadership to the benefit of our named executive officers and the Company. See “Potential Payments upon Termination or Change in Control” for further information regarding these arrangements.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. A summary of our current stock ownership guidelines for our named executive officers is as follows:

Position	Stock Ownership Guideline

Chief Executive Officer	Common stock with a value equal to at least 4.00 times his annual base salary

Other named executive officers	Common stock with a value equal to at least 2.00 times his annual base salary

Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares realized (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines, unless waived by the Chairperson of the Compensation Committee.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. Under the guidelines, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer. If a named executive officer does not meet his ownership guidelines, the Compensation Committee may take that fact into consideration when evaluating such executive’s overall performance. As of the end of fiscal year 2020, only Mr. Glajch was in compliance with our stock ownership guidelines.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation, which we refer to as FASB ASC Topic 718, formerly SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Existing Equity Incentive Plan.

Risk Considerations in our Compensation Programs

At least one time each year, we undertake a Company-wide analysis of our compensation programs to assess whether they create risks that are reasonably likely to have a material adverse effect on our business. In fiscal year 2020, the Compensation Committee conducted its own risk assessment for our compensation programs and plans. As part of that assessment, the Compensation Committee reviewed the intent, purposes and practices of our compensation programs and plans. The Compensation Committee conducted this review in connection with a review of our business and growth strategies. Based on these reviews, we have concluded that our compensation programs are appropriately tailored to encourage employees to grow our business, but not incentivize them to do so in a way that is reasonably likely to have a material adverse effect on our Company.

For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive at 200% of target bonus level (target bonus level is between 80% and 50% of base salary for each of our named executive officers). In addition, our Stock Bonus Plan provides balanced incentives through equity-based compensation awards, which include time-vested restricted stock and performance-vested restricted stock. The Compensation Committee believes that this mix of incentives, together with our executive stock ownership guidelines encourages our named executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

Fiscal Year 2020 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2020 and 2019.

Name and Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)

James R. Lines	2020	500,000	—	451,834	—	619,514	41,086	1,612,434
President and CEO	2019	435,000	—	348,551	181,482	192,260	20,151	1,177,444

Jeffrey F. Glajch	2020	309,858	—	163,055	—	—	26,280	499,193
VP - Finance & Administration and CFO	2019	280,252	—	160,395	106,776	—	25,208	572,631

Alan E. Smith	2020	257,560	—	145,449	32,710	261,196	15,500	712,415
VP and General Manager - Batavia	2019	250,058	—	143,126	88,521	95,821	15,264	592,790

(1)

The amounts shown in this column include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our Incentive Savings Plan (our 401(k) plan).

(2)

Restricted stock awards are granted under our Existing Equity Incentive Plan. The dollar values of time-vested restricted stock awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock awards shown in this column is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum value of the performance-vested restricted stock awards, assuming the highest level of performance conditions is achieved, is as follows as of the date of grant: Mr. Lines - $503,664; Mr. Glajch - $181,759; and Mr. Smith - $162,134. We discuss the assumptions used to calculate grant date fair value in Note 1 (The Company and Its Accounting Policies) and Note 13 (Equity Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2020, March 31, 2019 and March 31, 2018, respectively.

(3)	Additional information regarding the performance-vested restricted stock granted to our named executive officers in fiscal year 2020 is shown in the Fiscal Year 2020 Grants of Plan-Based Awards table.

(4)

The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2020. Payments under the Cash Bonus Program were determined by the Compensation Committee of our Board of Directors on June 9, 2020.

(5)

The amounts shown in this column reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Plan. See “Pension Benefits at March 31, 2020” for more information on our Retirement Income Plan and our Supplemental Plan.

(6)	All Other Compensation consists of the following:

Named Executive Officer	Insurance ($)	401(k) Plan Matching Contributions ($)	401(k) Plan Non-elective Contributions ($)	Service Award	Total ($)

James R. Lines	5,497	10,488	—	25,101	41,086

Jeffrey F. Glajch	5,533	11,647	9,100	—	26,280

Alan E. Smith	4,225	11,275	—	—	15,500

Employees who complete 35 years of service are awarded three weeks of base salary under a Company-wide program. Mr. Line’s service award shown above was granted in recognition of his 35 years of service to the Company and represents three weeks of base salary.

Fiscal Year 2020 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation and restricted stock during fiscal year 2020 to our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James R. Lines	Performance-Vested Restricted Stock	5/29/19				4,902	9,804	19,608		251,830

	Time-Vested Restricted Stock	5/29/19							9,804	200,002

	Annual Incentive		120,000	400,000	800,000

Jeffrey F. Glajch	Performance-Vested Restricted Stock	5/29/19				1,769	3,538	7,076		90,879

	Time-Vested Restricted Stock	5/29/19							3,538	72,175

	Annual Incentive		46,479	154,929	309,858

Alan E. Smith	Performance-Vested Restricted Stock	5/29/19				1,578	3,156	6,312		81,077

	Time-Vested Restricted Stock	5/29/19							3,156	64,382

	Annual Incentive		38,634	128,780	257,560

(1)

The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2020 based upon the achievement of Company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2020 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2020 Summary Compensation Table. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in the CD&A.

(2)

The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-vested restricted stock awards is computed based upon the probable outcome of the performance goals as of the grant date. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 1 (The Company and Its Accounting Policies) and Note 13 (Equity Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2020.

Narrative to the Fiscal Year 2020 Summary Compensation Table and Fiscal Year 2020 Grants of Plan-Based Awards Table

Awards Granted in Fiscal Year 2020

The Compensation Committee determines the number of shares of restricted stock to award to our named executive officers based on a percentage of each named executive officer’s annual base salary. The Compensation Committee determined the number of shares of performance-vested restricted stock to award to our named executive officers by using each such officer’s Long-Term Incentive Percentage, which we refer to as the L-T Percentage. For fiscal year 2020, the L-T Percentage in effect for each of our named executive officers was as follows: Mr. Lines - 80%; Mr. Glajch - 50%; and Mr. Smith - 50%.

The number of shares of restricted stock was determined by multiplying 50% of each named executive officer’s base salary then in effect by such officer’s L-T Percentage, and then dividing the product by the closing price of our common stock on the date of grant.

The closing price of our common stock on May 29, 2019 was $20.40 without adjusting for the payment of dividends. The number of shares of time-vested restricted stock and the number of shares of performance-vested restricted stock granted to our named executive officers in fiscal year 2020 are as follows:

	Number of Shares of Restricted Stock Granted
Named Executive Officer	Performance-Vested (1)(2)	Time-Vested (1)

James R. Lines	19,608	9,804

Jeffrey F. Glajch	7,076	3,538

Alan E. Smith	6,312	3,156

(1)

In the event a named executive officer’s employment terminates prior to the conclusion of the applicable vesting period for reasons other than death or disability, such officer’s right to receive the restricted stock will be forfeited.

(2)

The number of shares that will vest at the end of fiscal year 2022 is based upon our achievement of two performance criteria. Those performance criteria consist of two relative metrics: our EBITDA margin for fiscal year 2022 as compared to the Baird Industrial Company Composite for calendar year 2021, and our achievement over a three year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20 day price average at the start and end of the three year period commencing April 1, 2019 and ending March 31, 2022). Once achievement of the performance criteria is determined for fiscal year 2022, the actual number of shares to which each named executive officer is entitled will be adjusted accordingly, with any unearned shares being forfeited back to the Company. The number of shares assumes achievement of the performance criteria for a maximum award.

Vesting

Beginning with grants made during fiscal year 2015, shares of time-vested restricted stock vest in installments of one-third on each anniversary of grant over three years assuming the named executive officer is employed by us on the date the time-vested restricted stock vests. The shares of performance-vested restricted stock cliff vest on the last day of the third fiscal year following the fiscal year of grant, subject to satisfaction of the performance metrics for the applicable three-year period. We pay dividends on unvested restricted stock at the same rate as paid on our common stock.

Option Grants

Prior to fiscal year 2014, we granted stock options under the Existing Equity Incentive Plan. Our named executive officers only realize the compensation if our stock price increases over the term of the award, which aligned this element of compensation with our performance. Outstanding stock options vest over a three-year period, with 33 1/3% of the shares subject to such option vesting on each of the first, second and third anniversaries of the date of grant.

Employment Agreements

During fiscal year 2020, we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of each of these employment agreements.

James R. Lines. On August 1, 2006, we entered into an employment agreement with Mr. Lines, as subsequently amended on December 31, 2008, which provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Lines provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Jeffrey F. Glajch. On March 2, 2009, we entered into an employment agreement with Mr. Glajch, as subsequently amended on July 29, 2010 and September 12, 2019, to serve as our Vice President—Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Glajch provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Alan E. Smith. On July 30, 2007, we entered into an employment agreement with Mr. Smith, as subsequently amended on December 31, 2008. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in the CD&A and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2020

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James R. Lines	10,894	—	18.65	5/30/2022

					2,425	(1)	31,283

					3,876	(2)	50,000

					9,804	(3)	126,472

								14,548	(4)	187,669

								11,626	(5)	149,975

								19,608	(6)	252,943

Jeffrey F. Glajch	7,141	—	18.65	5/30/2022

					1,076	(1)	13,880

					1,784	(2)	23,014

					3,538	(3)	45,640

								6,452	(4)	83,231

								5,350	(5)	69,015

								7,076	(6)	91,280

Alan E. Smith	6,059	—	18.65	5/30/2022

					960	(1)	12,384

					1,592	(2)	20,537

					3,156	(3)	40,712

								5,758	(4)	74,278

								4,774	(5)	61,585

								6,312	(6)	81,425

(1)	One-third of this grant of time-vested restricted stock vests on May 31, 2018, May 31, 2019 and May 31, 2020.

(2)	One-third of this grant of time-vested restricted stock vests on May 30, 2019, May 30, 2020 and May 30, 2021.

(3)	One-third of this grant of time-vested restricted stock vests on May 29, 2020, May 29, 2021 and May 29, 2022.

(4)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ended March 31, 2020. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(5)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2021. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(6)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2022. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

Fiscal Year 2020 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2020 for each of our named executive officers. None of our named executive officers exercised any options during fiscal year 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

James R. Lines	12,386	254,748

Jeffrey F. Glajch	5,565	114,456

Alan E. Smith	4,966	102,137

(1)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2020

The following table shows information at March 31, 2020 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

James R. Lines	Retirement Income Plan	30	1,534,190	—

	Supplemental Executive Retirement Plan	—	1,225,330	—

Jeffrey F. Glajch (2)	Retirement Income Plan	—	—	—

	Supplemental Executive Retirement Plan	—	—	—

Alan E. Smith	Retirement Income Plan	27	1,026,762	—

	Supplemental Executive Retirement Plan	—	—	—

(1)

The present value of accumulated benefits indicated in the table were calculated using a 3.44% discount rate, the PRI-2012 White Collar Mortality Table dataset projected generationally by scale MP 2019 and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company through an annuity purchased in 1986.

(2)	Because Mr. Glajch was hired after January 1, 2003, he is not eligible to participate in the Retirement Income Plan or the Supplemental Executive Retirement Plan.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2020, Mr. Lines and Mr. Smith were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is generally the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payment will vary depending on age, service and time of commencement.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s Social Security benefits paid for by the Company. To calculate the present value of the accumulated benefits, the following assumptions were used: a 3.44% discount rate, the PRI-2012 White Collar Mortality Table dataset projected generationally by scale MP 2019 and an age 63 retirement age.

The approximate years of creditable service as of March 31, 2020 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines - 30 and Mr. Smith - 27. Although our named executive officers may serve us for more than 30 years, we do not normally grant additional years of creditable service.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 100% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 100% of the amount of the payments made to the participant during his lifetime. His spouse will be paid survivor benefits for his or her remaining lifetime. Subject (in most cases) to the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 50% joint and survivor annuity, a Social Security Level Income Option, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain the Supplemental Plan that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Code and the limitations on benefits imposed by Section 415 of the Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Code, is entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers hired prior to January 1, 2003 are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is equal to the excess, if any, of the retirement benefits that would have been payable to or with respect to the plan participant under the Retirement Income Plan had the limitations imposed by the Code not been applicable over the retirement benefits payable to or with respect to the participant under the Retirement Income Plan. This formula was modified in 2016 to provide that for calendar years through 2020, in the event that Mr. Lines’ employment is involuntarily terminated without cause or voluntarily terminated with good reason following a change in control, the calculation of average compensation for Mr. Lines would only take into account his base salary since April 1, 2016.

A participant’s retirement benefits under the Supplemental Plan generally will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will terminate upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

Upon a “change in control” of our Company, each participant in the Supplemental Plan would automatically become 100% vested in his benefits. A “change in control” for the purposes of the Supplemental Plan is defined as:

•	the acquisition of the assets or a majority of the shares of the Company by a person or group not controlled by the Company;

•

a cash tender offer or exchange offer, consolidation or merger or other business combination, sale of assets or contested election as a result of which the members of our Board of Directors before the event cease to constitute a majority of our Board of Directors;

•	the acquisition of 25% or more of the shares of the Company by a person or a group; or

•	the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A or to Item 5.01 of Form 8-K.

Incentive Savings Plan

All of our named executive officers are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make non-elective contributions to the accounts of eligible participants. Matching contributions under the Incentive Savings Plan always are fully vested. Additionally, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a nonelective contribution as described above.

Potential Payments upon Termination or Change in Control

The following information and the table entitled “Estimated Payments Upon Termination or a Change in Control” set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control of the Company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the table entitled “Estimated Payments Upon Termination or a Change in Control” and any termination of employment of a named executive officer:

•

The amounts shown in the table assume that each named executive officer was terminated on March 31, 2020. Accordingly, the table reflects amounts earned as of March 31, 2020 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination.

•

Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on March 31, 2020, the last trading day of fiscal year 2020 ($12.90).

•

A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include base salary, unused vacation pay and earned annual cash incentive compensation. These amounts are not shown in the table.

•

A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the Company.

•

A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Existing Equity Incentive Plan, any successor plan thereto, and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2020” unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the Company.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement between ages 55 and 64 with at least fifteen and five years, respectively, of creditable service to the Company, as discussed under the heading “Pension Benefits at March 31, 2020.”

As of March 31, 2020, Mr. Lines is the only named executive officer eligible for early retirement and none of our named executive officers were eligible for normal retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with certain of our named executive officers, cause exists if our Board of Directors determines that there has been willful misconduct by the named executive officers in connection with the performance of their duties or if the named executive officers have engaged in any other conduct that has been materially injurious to the Company or have breached any of the representations and warranties in their employment agreements. Under the employment agreements with Mr. Lines and Mr. Smith, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officers if they, in good faith, contest the termination. The named executive officers would be required to reimburse us for all such costs if a court of final adjudication were to determine that they did not act in good faith in bringing such challenge.

Our named executive officers are not entitled to receive any severance payments or other benefits upon their voluntary decision to terminate employment with the Company prior to being eligible for retirement (other than compensation due through the date of termination) or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations: (1) pay to him compensation due him through the date of termination, including any accrued bonus; (2) continue his base salary for nine months following such termination; (3) pay to him a lump sum payment equal to nine months’ base salary; (4) provide him with continuing health care coverage for a period of 18 months following the effective date of termination of his employment; and (5) pay for certain outplacement services.

Our employment agreement with Mr. Glajch provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will pay compensation due to Mr. Glajch through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, Mr. Glajch’s salary for 24 months following the effective date of his termination of employment.

Our employment agreement with Mr. Smith provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will pay compensation due to Mr. Smith through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, Mr. Smith’s salary for 12 months following the effective date of his termination of employment.

Our obligation to make payments upon any termination of Messrs. Lines, Glajch or Smith without cause or upon their resignation because of a material breach of their agreement by us is conditioned on their execution of an enforceable release of all claims against us and their compliance with all provisions of their employment agreement.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

All of our named executive officers participate in our life insurance plan, whereby his beneficiary would be entitled to a death benefit equal to three times base salary. We also provide each of our named executive officers with $2,500 annually (except for Mr. Lines, who receives $5,000 annually) for the purpose of procuring a term life insurance policy.

Each of our named executive officers also participates in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Each of our named executive officers also participates in our long-term disability plan that is generally available to all of our salaried employees.

Termination Following a Change in Control

Our employment agreements with Messrs. Lines, Glajch and Smith require a termination of employment following a change in control of our Company (commonly referred to as a “double trigger”) in order to trigger certain payments. A “change in control” is defined in each of our employment agreements with Messrs. Lines, Glajch and Smith to include the following events:

•

any person, party or group (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary), directly or indirectly, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition, 30% (except that the employment agreement with Mr. Smith uses a lower 25%

standard and does not include the 12-month acquisition period) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

•

a change in the composition of our Board of Directors such that members of our Board of Directors as of the effective date of the respective employment agreement cease to constitute at least a majority of our Board of Directors (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising our Board of Directors as of the effective date of the respective employment agreement);

•

the closing of a reorganization, merger or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company; or

•	the complete liquidation and dissolution of the Company.

Mr. Lines. Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized gross compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’ employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Glajch. Our employment agreement with Mr. Glajch provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company, Mr. Glajch would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized gross compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Glajch six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Glajch’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Glajch, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Glajch for any reason other than death, disability or cause, or resignation of Mr. Glajch under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Glajch may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Glajch to perform services other than in Batavia, New York or in any location more than thirty miles distant from Batavia, New York, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Glajch of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Glajch was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Smith. Under his employment agreement, Mr. Smith will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. However, pursuant to our restricted stock award agreements, shares of unvested restricted stock will be subject to accelerated vesting in the event Mr. Smith is terminated within 12 months of the change in control.

General. In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Messrs. Lines, Glajch and Smith require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change in control,” each participant in our Supplemental Plan, which currently includes Mr. Lines and Mr. Smith, would become 100% vested in his benefits.

Estimated Payments Upon Termination or Change in Control

Event	James R. Lines ($)		Jeffrey F. Glajch ($)		Alan E. Smith ($)

Normal and Early Retirement (1)

Accelerated vesting of stock options	—		—		—

Accelerated vesting of time-vested and performance-vested restricted stock	—		—		—

Total	—		—		—

Involuntary Termination without Cause

Continued salary	375,000		650,000		257,560

Cash severance payment	375,000		—		—

Healthcare coverage	17,595		—		—

Outplacement services	40,000	(2)	—		—

Enhanced SERP benefits	125,485	(3)	—		—

Total	933,080		650,000		257,560

Voluntary Termination for Good Reason

Continued salary	375,000		650,000		257,560

Cash severance payment	375,000		—		—

Healthcare coverage	17,595		—		—

Outplacement services	40,000	(2)	—		—

Total	807,595		650,000		257,560

Death

Life insurance proceeds	2,950,000		2,312,445		3,712,433

Accelerated vesting of stock options	—		—		—

Accelerated vesting of time-vested and performance-vested restricted stock	377,940		155,841		139,047

Total	3,327,940		2,468,286		3,851,480

Disability

Short-term disability payments	250,000		162,500		128,780

Accelerated vesting of stock options	—		—		—

Accelerated vesting of time-vested and performance-vested restricted stock	377,940		155,841		139,047

Total	627,940		318,341		267,827

Termination Following Change in Control

Accelerated vesting of stock options	—		—		—

Accelerated vesting of restricted stock	503,048		204,297		182,277

Continued salary	—		—		257,560

Cash severance payment	1,628,171		1,046,426		—

Healthcare coverage	17,595		—		—

Outplacement services	40,000	(2)	—		—

Accelerated vesting of defined contribution pension contributions	—		—		—

Pension enhancement	—		—		—

Enhanced SERP benefits	125,485	(3)	—		—

Total	2,314,299	(4)	1,250,723	(4)	439,837

(1)	Beginning with grants made in fiscal year 2014, retirement does not trigger accelerated vesting of performance-vested restricted shares and time-vested restricted shares.

(2)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(3)

In the event of an involuntary termination without cause, or a voluntary termination for good reason following a change in control, the calculation of Mr. Lines’ SERP benefits would only take into account his base salary since April 1, 2016, resulting in an additional SERP benefit of $125,485 over what his SERP benefit would be if calculated using his historical base salary under the terms of the SERP.

(4)

Such amount takes into account limitations imposed by our employment agreements with Mr. Lines and Mr. Glajch, whereby certain amounts otherwise payable to Mr. Lines and Mr. Glajch upon termination following a change in control may be reduced in connection with limitations on deductibility by the Company for federal income tax purposes imposed by Section 280G of the Code.

DIRECTOR COMPENSATION

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Lines, our President and Chief Executive Officer, is not an independent director under applicable NYSE and Securities and Exchange Commission rules and, therefore, does not receive any additional compensation for services as a director. The compensation that we pay to Mr. Lines is disclosed in the Fiscal Year 2020 Summary Compensation Table.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, independent director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chairman of our Board of Directors and the chair of each committee of our Board of Directors; committee meeting fees; restricted stock awards; and stock options. We also reimburse our independent directors for reasonable expenses incurred in connection with their attendance at Board of Directors and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our independent directors receives an annual fee of $50,000 for service on our Board of Directors.

The Chairman of our Board of Directors and each of our independent directors serving as a chairperson of committees of our Board of Directors receive additional fees for such service. For fiscal year 2020, the Chairman of our Board of Directors received an additional annual fee of $25,000, the Chairman of the Audit Committee received an additional annual fee of $15,000, the Chairperson of the Compensation Committee received an additional annual fee of $10,000 and the Chairman of the Nominating and Corporate Governance Committee received an additional annual fee of $7,000.

Options. Our independent directors are also eligible to participate in the Existing Equity Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. No options were granted to our independent directors during fiscal year 2020.

Restricted Stock. Equity compensation awards to independent directors are made in the form of time-vested restricted stock awarded under the Existing Equity Incentive Plan. On May 29, 2019, the Compensation Committee awarded 2,450 shares of time-vested restricted stock, with a grant date fair market value of approximately $50,000 to each of our independent directors. The shares of restricted stock awarded to our independent directors vest on the first anniversary of the date of grant.

Stock Ownership Guidelines

In order to more closely align the interests of our independent directors with the interests of our stockholders, the Compensation Committee established minimum stock ownership guidelines that require our independent directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

Under our stock ownership guidelines, our independent directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. New independent directors are expected to achieve their ownership guidelines within five years of becoming subject to the guidelines. Our stock ownership guidelines also require our independent directors to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines. The Compensation Committee monitors the progress made by independent directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all of our independent directors. As of the end of fiscal year 2020, all of our independent directors were in compliance with our stock ownership guidelines.

Fiscal Year 2020 Director Compensation Table

The following table shows information regarding the compensation of our independent directors serving for all or part of fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)	Total ($)

James J. Barber	52,000	49,980	—	101,980

Alan Fortier	59,000	49,980	—	108,980

James J. Malvaso	77,500	49,980	—	127,480

Gerard T. Mazurkiewicz	67,000	49,980	—	116,980

Lisa M. Schnorr	62,000	49,980	—	111,980

Jonathan W. Painter	52,000	49,980	—	101,980

(1)

The amounts shown in this column represent the estimated grant date fair value of the shares of restricted stock granted to each independent director during fiscal year 2020. The value of each such restricted stock award is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed in footnote (2) to the Fiscal Year 2020 Summary Compensation Table. Each independent director was granted 2,450 shares of restricted stock during fiscal year 2020 under the Existing Equity Incentive Plan.

The table below presents the aggregate number of unvested restricted stock awards outstanding for each of our independent directors serving at March 31, 2020. None of our independent directors serving at March 31, 2020 held any unexercised stock option awards as of such date.

Name	Restricted Stock Awards

James J. Barber	2,450

Alan Fortier	2,450

James J. Malvaso	2,450

Gerard T. Mazurkiewicz	2,450

Jonathan W. Painter	2,450

Lisa M. Schnorr	2,450

PROPOSAL TWO:

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion contained in this proxy statement. At the 2017 annual meeting, our stockholders expressed an overwhelming preference for this vote to occur on the annual basis recommended by our Board of Directors. This preference was subsequently adopted by our Board of Directors and we are providing our stockholders with an advisory vote this year. The next advisory vote will take place at our 2021 annual meeting of stockholders, and the next advisory vote regarding frequency of such votes will take place at our 2023 annual meeting of stockholders.

We encourage stockholders to carefully review the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation programs, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers during fiscal year 2020. For your convenience, we have provided an executive summary in the first few pages of the Compensation Discussion and Analysis section that highlights information that we believe is particularly important in helping you decide how to vote on this proposal. You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, this proposal is not binding upon our Board of Directors or our Compensation Committee. However, the Compensation Committee and our Board of Directors value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the following advisory resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussions set forth in this proxy statement, is hereby approved.”

PROPOSAL THREE:

APPROVAL OF THE 2020 GRAHAM CORPORATION EQUITY INCENTIVE PLAN

You are being asked to approve the 2020 Equity Incentive Plan which was adopted by our Board of Directors on June 9, 2020, subject to stockholder approval. The 2020 Equity Incentive Plan is being submitted to our stockholders for approval with respect to future awards. The 2020 Equity Incentive Plan will become effective upon stockholder approval, and no awards may be granted under the 2020 Equity Incentive Plan after the date that it is 10 years from the date the 2020 Equity Incentive Plan was last approved by the Company’s stockholders.

The 2020 Equity Incentive Plan will replace the Existing Equity Incentive Plan. If stockholders approve the adoption of the 2020 Equity Incentive Plan, the Existing Equity Incentive Plan will immediately be terminated with respect to future awards, and the remaining authorized shares under the Existing Equity Incentive Plan will become available for grant under the 2020 Equity Incentive Plan, as described in greater detail under “Summary of the 2020 Equity Incentive Plan - Available Shares,” below.

Highlights and a summary of the 2020 Equity Incentive Plan are set forth below, but one aspect of the 2020 Equity Incentive Plan, among other things, is a request for 310,167 additional shares for grants of awards under the 2020 Equity Incentive Plan. We believe that our prudent use of equity compensation has been an important driver of, and necessary for, our success. We are requesting only this limited number of shares, which we believe will be necessary for continuing to manage and grow our business in the current economic environment. We expect this increase to provide sufficient shares to continue to be available under the 2020 Equity Incentive Plan for approximately two additional years if the present economic or market situations effecting us continue and our common stock continues to trade near its current price level.

The Compensation Committee and the Board of Directors considered a number of factors in approving the proposed number of authorized shares under the 2020 Equity Incentive Plan, including our historical burn rate, the number of shares remaining available under the Existing Equity Incentive Plan for future awards, our potential increased need for shares given the impact of COVID-19 on our liquidity and the market price of our common stock, the number of our issued and outstanding common stock, and potential dilution resulting from the proposed increase in authorized shares.

If our stockholders do not approve the 2020 Equity Incentive Plan, the Existing Equity Incentive Plan will remain in effect; however, we believe that the shares currently available for issuance under the Existing Equity Incentive Plan would be quickly depleted, and we would lose our ability to use equity as a compensation and incentive tool. Instead, we could have to increase the cash component of our compensation mix, which would inhibit our ability to meet our compensation objectives, including aligning our officers’ and directors’ interests with the interests of our stockholders and motivating our officers and directors in the long-term.

The Board of Directors and the Compensation Committee recognize the impact of potential dilution on our stockholders and have evaluated this request for additional shares carefully in the context of the need to promote our growth and profitability, provide our officers, managers, and non-employee directors with an incentive to achieve corporate objectives, attract and retain officers and directors of outstanding ability, and provide such persons with an equity interest in our Company in order to better align their interests with the interests of stockholders, taking into account the uncertainty of the current economic environment.

The closing stock price of a share of the Company’s common stock as reported on the NYSE on June 19, 2020 was $11.96.

Highlights of the 2020 Equity Incentive Plan

The 2020 Equity Incentive Plan provides for the grant of various types of equity awards (stock options, stock awards, and restricted stock units).

2020 Equity Incentive Plan does…

•	Provide for a minimum one-year vesting period subject to certain limited exceptions

•	Contain limits on the number of shares that may be granted to any employee in a year

•	Contain limits on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year

•	Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards

•	Provide for the forfeiture/clawback of awards under certain circumstances

•	Retain annual limits on awards that may be granted

2020 Equity Incentive Plan does NOT…

•	Permit single-trigger vesting on a change in control (except where an acquirer does not assume outstanding awards)

•	Permit liberal share recycling

•	Permit the direct or indirect repricing of stock options rights without stockholder approval

•	Permit the grant of stock options with below-market exercise prices

•	Permit excise tax gross-ups

•	Contain any “evergreen” provisions that automatically add shares to the plan reserve

•	Permit the grant of reload stock options

Summary of the 2020 Equity Incentive Plan

The following summary of the 2020 Equity Incentive Plan is qualified in its entirety by the terms of the 2020 Equity Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose

The purpose of the 2020 Equity Incentive Plan is to increase stockholder value by (i) promoting the growth and profitability of our Company; (ii) providing officers, managers, and non-employee directors with an incentive to achieve corporate objectives; (iii) attracting and retaining officers and non-employee directors of outstanding ability; and (iv) providing such persons with an equity interest in our Company in order to better align their interests with the interests of stockholders.

Administration

The Compensation Committee of the Board of Directors will administer the 2020 Equity Incentive Plan. Additionally, the Compensation Committee may delegate some or all of its functions to any one or more of its members, the Chief Executive Officer of the Company, or other senior members of management; provided, however, that only the Compensation Committee or other committee consisting of two or more non-employee directors may select and grant awards to eligible participants subject to Section 16 of the Exchange Act.

Available Shares

The 2020 Equity Incentive Plan provides that the maximum number of shares available for grant to participants pursuant to awards under the 2020 Equity Incentive Plan is 310,167, plus the number of remaining shares available under the Existing Equity Incentive Plan not issued or subject to outstanding grants under the Existing Equity Incentive Plan at the time our stockholders approve the 2020 Equity Incentive Plan, plus any shares that are subject to awards granted under the Existing Equity Incentive Plan that expire, are forfeited or canceled or terminate for any other reason after the date our stockholders approve the 2020 Equity Incentive Plan without the issuance of shares.

The shares available for issuance under the 2020 Equity Incentive Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. Any shares of stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for grant under the 2020 Equity Incentive Plan. Any shares of stock that are subject to outstanding awards under the Existing Equity Incentive Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Existing Equity Incentive Plan after August 11, 2020 will not become available under the 2020 Equity Incentive Plan.

As of March 31, 2020, 201,846 shares were available for grant and issuance under the Existing Equity Incentive Plan and 36,941 shares were subject to awards granted under the Existing Equity Incentive Plan.

Eligibility for Participation

All employees and non-employee directors will be eligible to participate in the 2020 Equity Incentive Plan; provided, however, only employees of the Company and its subsidiaries are eligible to receive incentive stock options pursuant to the 2020 Equity Incentive Plan. As of June 19, 2020, approximately 29 persons, including four executive officers, six non-employee directors and approximately 19 other individuals may be considered for awards under the 2020 Equity Incentive Plan.

Types of Awards

The 2020 Equity Incentive Plan authorizes the grant of:

•	Nonqualified and incentive stock options;

•	Stock awards; and

•	Restricted stock units.

Termination and Amendment of the 2020 Equity Incentive Plan

The Board of Directors may, at any time, alter, amend, suspend, discontinue, or terminate the 2020 Equity Incentive Plan in whole or in part; provided, however, that (i) no such action shall adversely affect the rights of participants to awards previously granted and (ii) any stockholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the NYSE, shall be obtained in the manner required. In addition, the Board of Directors and the Compensation Committee may not reprice outstanding stock options (or take similar action) without stockholder approval.

Award Limits

The maximum number of shares of stock for which awards may be granted to any participant during a calendar year is 60,000. The maximum aggregate number of shares of stock for which awards may be granted to all participants during any continuous 36-month period is 3% of the Company’s total number of authorized shares of stock as of the beginning of such period. The maximum aggregate number of shares of stock that may be issued under the 2020 Equity Incentive Plan upon the exercise of incentive stock options is 310,167 plus the number of remaining shares not issued or subject to outstanding grants under the Existing Equity Incentive Plan on August 11, 2020. The aggregate fair market value, determined at the time an incentive stock option is granted, of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company shall not exceed $100,000. The aggregate grant date fair value of nonqualified stock options and restricted stock units granted to a non-employee director during any calendar year shall not exceed $50,000, and the total fees paid to a non-employee director in cash for services in any calendar year shall not exceed $100,000.

Minimum Vesting Period

Awards granted under the 2020 Equity Incentive Plan are subject to a minimum vesting period of one year, except:

•	awards of unrestricted shares of stock granted to a non-employee director in lieu of cash fees;

•

substitute awards granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines;

•

up to a maximum of five percent (5%) of the maximum number of shares of stock that may be issued under the 2020 Equity Incentive Plan may be issued pursuant to awards granted without regard for any minimum exercisability or vesting period; and

•

continued employment or service for exercisability or vesting shall not be required as the Compensation Committee may otherwise determine or permit in the event of death, disability, retirement or other termination of a participant, or, subject to the limitations described under “Change in Control” below in connection with a corporate transaction.

Grants to Non-U.S. Employees

To facilitate the granting of awards to participants who are employed outside of the United States, the 2020 Equity Incentive Plan authorizes the Compensation Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Stock Options

The Compensation Committee may grant stock options that are incentive stock options or nonqualified stock options. The exercise price per share of a stock option may not be less than the fair market value of a share of our stock on the date of grant. No stock option can be exercised more than ten years from the date of grant. Only employees of the Company or its subsidiaries may receive incentive stock options, and for incentive stock options granted to certain employees who own 10% or more of the voting power of the Company or any of its subsidiaries, the exercise price per share of the incentive stock option may not be less than 110% of the fair market value of a share of our stock on the date of grant and the incentive stock option can be exercised more than five years from the date of grant.

Stock Awards

The Compensation Committee may grant awards as stock or restricted shares of stock. Unrestricted shares of stock may only be granted to non-employee directors in lieu of cash fees. While a stock award is subject to restrictions, the Compensation Committee can limit the participant’s rights under the award, including the right to vote and receive dividends. The Compensation Committee may decide to hold dividends in escrow (with or without the accrual of interest) or to reinvest dividends into additional shares of stock subject to the same vesting or performance conditions as the underlying stock award.

Restricted Stock Units

The Compensation Committee may grant awards as restricted stock units, which are rights to receive shares of stock, or an equivalent cash payment, in the future. The Compensation Committee may include with the grant of restricted stock units the right to receive dividend equivalents. The Compensation Committee may decide to hold dividend equivalents in escrow (with or without the accrual of interest) or to reinvest dividend equivalents into additional shares of stock subject to the same vesting or performance conditions as the underlying restricted stock units.

Dividend Equivalents

For restricted stock units, the Compensation Committee may include as part of the award an entitlement to receive dividend equivalents. If a right to dividend equivalents for restricted stock units is included in an award agreement, then dividend equivalents in an amount equal to any cash dividends declared and paid with respect to the shares of stock shall be paid to the participant at the time specified in the award agreement. The Compensation Committee may decide to hold dividends in escrow (with or without the accrual of interest) or to reinvest dividends into additional shares of stock.

Other Terms

Awards may be paid in cash, shares, a combination of cash and shares, or any other form of property as the Compensation Committee may determine.

Adjustments in Authorized Shares and Outstanding Awards

In the event of any corporate event or transaction involving the Company, a subsidiary and/or an affiliate (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), the Compensation Committee to prevent dilution or enlargement of participants’ rights under the 2020 Equity Incentive Plan, shall substitute or adjust (in each case in such manner as it deems equitable and appropriate):

•	The number and kind of shares or other property (including cash) that may be issued under the 2020 Equity Incentive Plan or under particular forms of awards;

•	The number and kind of shares or other property (including cash) subject to outstanding awards;

•	The option price, grant price or purchase price applicable to outstanding awards;

•	Any individual award limits; and/or

•	Other value determinations applicable to the 2020 Equity Incentive Plan or outstanding awards.

Change in Control

Upon the occurrence of a change in control of the Company, the Compensation Committee has the authority to determine the treatment of outstanding awards with respect to any amendments, acceleration, and/or substitution of such awards, provided that any acceleration of the exercisability, vesting or payment of, or the lapse of restrictions or deemed satisfaction of any performance objective with respect to an award may only occur if (1) the change in control occurs and (2) either the employment or service of the participant is terminated (i.e., “double-trigger”) or the acquirer does not agree to the assumption or substitution of outstanding awards, and with respect to any award that is earned or vests based upon achievement of one or more performance objectives, unless otherwise required by an employment agreement or other agreement the amount deemed earned or vested in connection with a change in control or associated termination of employment or services shall be based upon the level of actual achievement of the performance objectives and/or the period of time elapsed in the performance period, each as of the applicable date.

Recoupment

The Company is entitled, to the extent required by applicable law or rules of the NYSE, to recoup compensation of whatever kind paid under the 2020 Equity Incentive Plan by the Company at any time.

New Plan Benefits

The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2020 Equity Incentive Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Compensation Committee and the Compensation Committee has not determined future awards or who might receive them. No nominee for election as a director, no associate of any executive officer, director or nominee, and no other person who received or is to receive five percent of the options or rights under the 2020 Equity Incentive Plan will receive any options or rights that are determinable at this time.

The following table sets forth awards that would have been granted under the 2020 Equity Incentive Plan during fiscal year 2020 to each of the indicated individuals and groups had such plan been in effect.

Name and Principal Position	Options	Dollar Value	Restricted Stock	Dollar Value

James R. Lines President and CEO	—	—	29,412	$451,832

Jeffrey F. Glajch VP - Finance & Administration and CFO	—	—	10,614	$163,054

Alan E. Smith VP and General Manager - Batavia	—	—	9,468	$145,459

All current executive officers as a group	—	—	54,138	$831,678

All current directors who are not executive officers as a group	—	—	14,700	$299,880

All employees, including all current officers who are not executive officers, as a group	—	—	7,996	$163,118

Federal Tax Treatment

The following discussion of the U.S. federal income tax consequences of awards under the 2020 Equity Incentive Plan is based on present federal tax laws and regulations and does not purport to be complete. Foreign, other federal, state and local taxes not described below may also apply.

Incentive Stock Options

If a stock option is an incentive stock option, the employee does not realize income upon grant or exercise of the incentive stock option, and no deduction is available to the Company at such times, but the difference between the value of the shares of stock purchased on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the employee’s alternative minimum tax. If the shares of stock purchased upon the exercise of an incentive stock option are held by the employee for at least two years from the date of the grant and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates.

If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise (or sale proceeds if less) and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the employee, and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a deduction for an equivalent amount. Any additional gain recognized from the disposition in excess of the fair market value of the shares at the time of exercise is treated as short- or long-term capital gain depending on how long the shares have been held.

Nonqualified Stock Options

If a stock option is a nonqualified stock option, the participant does not realize income at the time of grant of the nonqualified stock option, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares of stock on the exercise date, and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a deduction for such amount. Upon disposition, any appreciation or depreciation of the shares after the date of exercise will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.

Stock Awards

Upon the grant of an award of unrestricted shares of stock, the participant realizes ordinary income equal to the fair market value at the time (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time. Upon disposition, any appreciation or depreciation of the shares after the date of grant will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.

Upon the grant of an award of restricted shares of stock, no income is realized by the participant (unless the participant makes an election under Section 83(b) of the Code), and the Company is not allowed a deduction at that time. When the restricted shares vest, the participant realizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of vesting (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of vesting will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.

If a participant makes a timely election under Section 83(b) of the Code, then the participant recognizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of grant, and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of grant will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.

Restricted Stock Unit Awards

Upon the grant of restricted stock units, no income is realized by the participant, and the Company is not allowed a deduction at that time. When restricted stock units vest and are paid, the participant realizes ordinary income in an amount equal to the fair market value of the shares of stock received or the amount of cash paid at the time of payment, and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of payment will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.

Limitation on Income Tax Deduction

Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company that is paid to an individual who is a covered employee.

Securities Authorized for Issuance under Equity Compensation Plans as of March 31, 2020

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	36,941	$18.92	201,846

Equity compensation plans not approved by security holders	—	—	—

Total	36,941	$18.92	201,846

Other Information

Approval of the 2020 Equity Incentive Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR approval of the 2020 Equity Incentive Plan.

PROPOSAL FOUR:

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2020. The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021, which we refer to as fiscal year 2021. This appointment will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2021.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2020 and for the fiscal year ended March 31, 2019, which we refer to as fiscal year 2019:

	Fiscal Year 2020	Fiscal Year 2019

Audit fees	$430,000	$435,000

Audit-related fees	31,526	18,936

Tax fees	—	—

All other fees	2,047	2,047

Total fees	$463,573	$455,983

Audit fees for each of fiscal year 2020 and fiscal year 2019 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2020 included fees for the review of the valuation, classification and divestiture of the Company’s former wholly-owned subsidiary, Energy Steel & Supply Co. Audit-related fees for fiscal year 2019 included out-of-pocket expenses. All other fees for fiscal years 2020 and 2019 included the subscription fee for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of directors Mazurkiewicz (Chairman), Barber, Malvaso, Painter, and Schnorr each of whom our Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as last amended and restated by our Board of Directors effective May 2, 2014.

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board of Directors and has other duties and functions as described in its charter.

Management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 31, 2020 with management and the independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

•

received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the Company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche LLP’s independence, the Audit Committee discussed with Deloitte & Touche LLP any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of permitted non-audit services by Deloitte & Touche LLP is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche LLP’s independence from the Company and its management.

The Audit Committee discussed with the personnel responsible for the internal audit function and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended March 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021 and has submitted such appointment for ratification by the stockholders at the Company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman

James J. Barber

James J. Malvaso

Jonathan W. Painter

Lisa M. Schnorr

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants in advance for review and approval. Any existing related person transactions are reviewed at least annually by the Audit Committee. Any director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent director or executive officer is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 19, 2020, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 9,968,962 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned

BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	690,539	6.93%

ArrowMark Colorado Holdings LLC (2) 100 Fillmore Street, Suite 325 Denver, Colorado 80206	718,486	7.21%

DePrince, Race & Zollo, Inc. (3) 250 Park Ave South, Suite 250 Winter Park, Florida 32789	520,502	5.22%

Thomson Horstmann & Bryant, Inc. (4) 501 Merritt 7 Norwalk, Connecticut 06851	526,928	5.29%

(1)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 10 to Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 672,977 shares and sole dispositive power with respect to all 690,539 shares. As the parent holding company, BlackRock, Inc. reports beneficial ownership for securities acquired by the following of its subsidiaries: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.

(2)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to the Schedule 13G filed with the SEC on February 14, 2020 by ArrowMark Colorado Holdings LLC (“ArrowMark”). ArrowMark, an investment adviser, reports sole voting and dispositive power with respect to all 718,486 shares.

(3)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2020 by DePrince, Race & Zollo, Inc. (“DePrince”). DePrince, an investment adviser, reports sole voting and dispositive power with respect to all 520,502 shares.

(4)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G filed with the SEC on January 13, 2020 by Thomson Horstmann & Bryant, Inc. (“Thomson”). Thomson, an investment adviser, reports sole voting power with respect to 473,208 shares and sole dispositive power with respect to all 526,928 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information, as of June 19, 2020, regarding shares of our common stock held by (1) each of our directors; (2) each our of named executive officers; and (3) all directors and named executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class Beneficially Owned (1)(2)

Directors

James J. Barber, Ph.D.	23,538	(3)	—

Alan Fortier	27,803	(3)	—

James J. Malvaso	26,119	(3)	—

Gerard T. Mazurkiewicz	17,823	(3)	—

Jonathan W. Painter	11,403	(3)	—

Lisa M. Schnorr	12,214	(3)	—

Named Executive Officers
Jeffrey F. Glajch	80,111	(4)	—

James R. Lines (5)	178,177	(6)	1.79%

Alan E. Smith	53,452	(7)	—

All directors and executive officers as a group (10 persons)	462,503	(8)	4.63%

(1)

As reported by such persons as of June 19, 2020 with percentages based on 9,968,962 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding with respect to such person. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, regardless of whether such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(2)	We have omitted percentages of less than 1% from the table.

(3)	The amount shown for Dr. Barber, Mr. Fortier, Mr. Malvaso, Mr. Mazurkiewicz, Mr. Painter and Ms. Schnorr includes 3,543 shares of time-vested restricted stock.

(4)

The amount shown for Mr. Glajch includes 9,009 shares of time-vested restricted stock and 23,942 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 7,141 shares.

(5)	Mr. Lines is also a director.

(6)

The amount shown for Mr. Lines includes 22,648 shares of time-vested restricted stock and 59,582 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 10,894 shares.

(7)

The amount shown for Mr. Smith includes 7,463 shares of time-vested restricted stock and 20,212 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 6,059 shares.

(8)

The amount shown includes 64,038 shares of time-vested restricted stock, 113,648 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 27,221 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our directors and officers and copies of the reports that they and beneficial owners of more than 10% of our common stock have filed with the Securities and Exchange Commission, we believe that during fiscal year 2020 all of our directors, officers and beneficial owners of more than 10% of our common stock timely complied with the filing requirements of Section 16(a), except that each of Messrs. Lines, Glajch, and Smith and Ms. Condame filed one late Form 4 with respect to one transaction.

2021 ANNUAL MEETING OF STOCKHOLDERS

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2021 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals not less than 120 days prior to the one-year anniversary of this proxy statement, or February 25, 2021. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2021 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Stockholder Nominations of Directors

Pursuant to our amended and restated by-laws, no nominations for directors shall be acted upon at the annual meeting except for those made by the Nominating and Corporate Governance Committee and those made by stockholders of record upon timely notice in writing to our Corporate Secretary. To be considered timely, notice must be received by us no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the previous year’s annual meeting. Thus, for the 2021 annual meeting of stockholders, we must receive the notice between April 13, 2021 and May 13, 2021. The notice must contain all information, including the completed questionnaire, referenced in our by-laws. Stockholder notice of nominations for directors should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our by-laws by writing to the Corporate Secretary at the address above.

Other Meeting Business

Pursuant to our amended and restated by-laws, items of business that are proposed outside of the process pursuant to Rule 14a-8 under the Exchange Act as described above, may properly be brought before the 2021 annual meeting of stockholders only if we receive notice of such business no earlier than 120 days and no later than 90 days prior to the one-year anniversary of our 2020 annual meeting. Thus, for the 2021 annual meeting of stockholders, we must receive notice of business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act between April 13, 2021 and May 13, 2021. The notice must be in accordance with and contain all information provided for in our by-laws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. We will not permit business that does not comply with the foregoing notice requirement to be brought before the 2021 annual meeting of stockholders. Stockholder business that is not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our by-laws by writing to the Corporate Secretary at the address above.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may be presented for action at the 2020 annual meeting. Should any other matters come before the annual meeting, however, the persons named as proxies will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 30, 2020

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURE

In this Proxy Statement, we provide information regarding EBITDA and EBITDA margin, non-GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. We believe that these non-GAAP measures represent an important internal measure of performance. We provide these measures to help in understanding our operating performance. In addition, our credit facility contains ratios based on EBITDA.

The following table reconciles the most directly comparable GAAP measure of Net Income to EBITDA for the twelve months ended March 31, 2020 and March 31, 2019:

EBITDA Reconciliation - Unaudited

(amounts in thousands)

	Year Ended March 31,
	2020	2019

Net Income/(Loss)	$1,872	(308)

+Net interest income	(1,312)	(1,450)

+Income taxes	440	163

+Depreciation & amortization	1,968	2,205

EBITDA	$2,968	610

EBITDA margin %	3.3%	0.7%

A-1

APPENDIX B

2020 GRAHAM CORPORATION EQUITY INCENTIVE PLAN

2020 GRAHAM CORPORATION EQUITY INCENTIVE PLAN

Effective August 11, 2020

Section	1. Purpose.

The purpose of the Plan is to increase stockholder value by promoting growth and profitability of the Corporation; to provide certain directors and key executives of the Corporation with an incentive to achieve corporate objectives; to attract and retain directors and key executives of outstanding competence; and to provide such directors and key executives with an equity interest in the Corporation.

Section	2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a)

“Award” shall mean any Option, Stock Award or Restricted Stock Units granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

(b)

“Award Agreement” shall mean the written document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“CEO” shall mean the Chief Executive Officer of the Corporation.

(e)	“Change in Control” shall mean any of the following events:

(i)

the reorganization, merger or consolidation of the Corporation with one or more other Persons, other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by Persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting share of Corporation;

(ii)	the acquisition of more than 25% of the voting shares of the Corporation by any Person or Persons acting in concert;

(iii)	the acquisition of substantially all of the assets of the Corporation by any Person or Persons acting in concert; or

(iv)	the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A)	individuals who were members of the Board on August 11, 2020; or

(B)	individuals who first became members of the Board after August 11, 2020 either:

(1)	upon election to serve as a member of the Board by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or

(2)	upon election by the stockholders of the Corporation to serve as a member of the Board, but only if nominated for election by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination;

provided, however, that no benefit conferred under the Plan, or under the terms of any Award granted under the Plan, solely as a result of the occurrence of a Change in Control of the Corporation shall be conferred upon any Person, or any member of the group of Persons, who makes an acquisition described in Section 2(e)(ii) and for purposes of this provision, the term Change in Control as applied to such a Person shall not include any acquisition made by such group of Persons of which he is a member.

With respect to any Award that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A and provides for accelerated payment in connection with a change in control (whether or not in conjunction with a termination of employment), “Change in Control” for purposes of such accelerated payment shall mean a Change in Control as described above in this Section 2(e) that is also a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation” within the meaning of Section 409A.

(f)

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, including the regulations promulgated and other official guidance issued thereunder and any successor provisions and the regulations promulgated and other official guidance issued thereto.

(g)

“Committee” shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not fewer than two Directors, and each member shall be a “Non-Employee Director” and a Director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange. The Committee shall be appointed by and serve at the pleasure of the Board.

(h)	“Corporation” shall mean Graham Corporation, a Delaware corporation.

(i)	“Director” shall mean a member of the Board. For purposes of qualifying as an Eligible Individual, “Director” shall also include a member of the board of directors of a Subsidiary.

(j)

“Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code. Notwithstanding the foregoing, to the extent required for exemption from or compliance with Section 409A, “Disability” shall have the meaning given such term by Section 409A, which generally provides that “Disability” of a Participant means either (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the employees of the Participant’s employer.

(k)	“Effective Date” shall mean August 11, 2020.

(l)	“Eligible Individual” shall mean any individual who is an Employee or non-Employee Director of the Corporation or a Subsidiary.

(m)	“Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.

(n)	“Exchange” shall mean the New York Stock Exchange or such other principal securities market on which the Stock is traded.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(p)	“Exercise Price” shall mean the price per share at which Stock subject to an Option may be purchased upon exercise of the Option, determined in accordance with Section 6.

(q)

“Fair Market Value” shall mean, with respect to a share of Stock on a specified date, for purposes of Section 6(b)(i), the per share closing price of the Stock reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price of the Stock reported by the Exchange on the last previous day on which such closing price was reported, or, if the Stock is not traded on an Exchange, the Fair Market Value determined by the Committee in accordance with applicable law. The Fair Market Value of a share of Stock for other purposes, and the Fair Market Value of property other than Stock, shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

(r)	“ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is intended to qualify as an incentive stock option under Section 422 of the Code.

(s)	“NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is not intended to qualify as an ISO or that is granted to a non-Employee Director.

(t)	“Non-Employee Director” shall mean a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

(u)	“Options” shall mean an award granted pursuant to Section 6 evidencing the right to acquire shares of Stock for the stated Exercise Price, and shall include both NQSOs and ISOs.

(v)	“Participant” shall mean any Eligible Individual who receives an Award under the Plan.

(w)	“Person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization.

(x)	“Plan” shall mean this 2020 Graham Corporation Equity Incentive Plan, as set forth herein and as amended from time to time.

(y)	“Prior Plan” shall mean the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.

(z)	“Remaining Number of Available Shares” shall have the meaning given such term in Section 3(a).

(aa)

“Restricted Stock Unit” shall mean an award granted pursuant to Section 8 evidencing the right to receive shares of Stock (or a cash payment equal to the Fair Market Value of such shares of Stock) at some future date.

(bb)	“Securities Act” shall mean the Securities Act of 1933, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(cc)	“Stock” shall mean shares of the common stock of the Corporation, par value $0.10 per share.

(dd)	“Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 7.

(ee)

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Corporation owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity; provided that for an ISO, the term “Subsidiary” shall only mean a “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code.

(ff)

“Substitute Awards” shall mean Awards granted under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(gg)

“Ten Percent Stockholder” shall mean any person who, as of the date of grant of an ISO, owns (or is deemed to own within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary.

Section	3. Shares of Stock Subject to the Plan.

(a)

In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan during its term shall not exceed 310,167, plus the number of remaining shares of Stock not issued or subject to outstanding grants under the Prior Plan on the Effective Date (the “Remaining Number of Available Shares”), plus any shares of Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason after the Effective Date without the issuance of shares. Such amounts shall be subject to adjustment as provided in Section 3(b). Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for grant under the Plan. Except for expired, forfeited or cancelled shares, the Plan is intended to restrict the “recycling” of shares of Stock back into the Plan; this means that shares of Stock exchanged or withheld to pay the aggregate Exercise Price of an Option or to satisfy tax withholding obligations with respect to an Award count against the numerical limits of the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the avoidance of doubt, any shares of Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan after the Effective Date shall not become available under the Plan. If the Plan is approved by the Company’s stockholders on the Effective Date, no awards may be granted under the Prior Plan on or after the Effective Date.

(b)

Adjustment Upon Changes in Capitalization. In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee shall determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 3(a), the number and class of shares and the Exercise Price set forth in any Award theretofore granted, the limits in Section 5(c), or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. In making an adjustment to an Award pursuant to this Section 3(b), unless the Committee determines another adjustment to be in the best interests of the Corporation or its Subsidiaries, the Committee shall attempt to make the adjustments as follows: (i) for an ISO, in a manner that would not cause the ISO to fail to qualify as an incentive stock option under Section 422 of the Code; (ii) for an NQSO, in a manner that would not be treated as a “modification” of the NQSO under Section 409A; and (iii) for any Award, in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act for such Award.

(c)

Substitute Awards. The number of shares of Stock covered by a Substitute Award or to which a Substitute Award relates shall not be counted against the maximum number of shares of Stock available for the grant or issuance of Awards under the Plan.

Section	4. Administration of the Plan.

(a)

In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

(b)

Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(i)	determine eligibility for participation in the Plan;

(ii)

select the Eligible Individuals and determine the type of Awards to be made to Eligible Individuals, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

(iii)	interpret the Plan or any Award Agreement;

(iv)	construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

(v)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

(vi)

promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, retirement, or other termination from the Corporation, or in the event of a Change in Control of the Corporation; provided that:

(A)

any acceleration of the exercisability, vesting or payment of, or the lapse of restrictions or deemed satisfaction of any performance objective with respect to, an Award in connection with a Change in Control may occur only if (1) the Change in Control occurs and (2) either the employment or service of the Participant is terminated (i.e., “double-trigger”) or the acquirer does not agree to the assumption or substitution of outstanding Awards; and

(B)

with respect to any Award that is earned or vests based upon achievement of one or more performance objectives, unless otherwise required by an employment agreement or other agreement, the amount deemed earned or vested in connection with the Change in Control or associated termination of employment or services shall be based upon the level of actual achievement of the performance objectives and/or the period of time elapsed in the performance period, each as of the applicable date;

(vii)	subject to Section 4(d), grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

(viii)

determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control, the cancellation for cash of outstanding vested Awards or the issuance of comparable replacement Awards granted by the successor entity in such event; and

(ix)	take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan, including making factual determinations.

(c)

Delegation. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

(d)

Repricing. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 3(b), the Committee shall not reprice, adjust or amend the Exercise Price of Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the Exercise Price of an outstanding Option by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) cancelling an Option in exchange for another Option or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of the Exchange. In addition, notwithstanding any other provision in the Plan to the contrary, an Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option having an Exercise Price below that of the Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Corporation. Any amendment or repeal of this Section 4(d) shall require the approval of the stockholders of the Corporation.

Section	5. Awards.

(a)

Eligibility. All Eligible Individuals are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Eligible Individuals who are to be granted Awards, the type of each Award granted and the number of shares of Stock subject to each such Award.

(b)

In General. Awards may, at the Committee’s sole discretion, be granted in the form of Options pursuant to Section 6, Stock Awards pursuant to Section 7, Restricted Stock Units pursuant to Section 8 or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Eligible Individual.

(c)	Award Limitation. Subject to adjustment as provided by Section 3(b), and notwithstanding any provision contained in the Plan to the contrary:

(i)	the maximum number of shares of Stock for which Awards may be granted to any Participant during a calendar year is 60,000;

(ii)

the maximum aggregate number of shares of Stock for which Awards may be granted to all Participants during any continuous 36-month period is 3% of the Corporation’s total number of authorized shares of Stock as of the beginning of such period;

(iii)	the maximum aggregate number of shares of Stock that may be issued under the Plan upon the exercise of ISOs is 310,167, plus the Remaining Number of Available Shares;

(iv)

the aggregate Fair Market Value (determined at the time an ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Subsidiary shall not exceed $100,000; and

(v)

the aggregate grant date fair value of NQSOs, Stock Awards and Restricted Stock Units granted to a non-Employee Director during any calendar year shall not exceed $50,000, and the total fees paid to a non-Employee Director in cash for services in any calendar year shall not exceed $100,000.

(d)

Foreign Jurisdictions. With respect to Eligible Individuals who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Eligible Individuals in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.

(e)

Exclusion from Minimum Vesting and Continued Employment Requirements. Awards granted under Section 6, Section 7 and Section 8 shall be subject to the minimum vesting period and continued employment or service requirement specified for the Award by such Section, as applicable, except that: (i) up to a maximum of five percent (5%) of the maximum number of shares of Stock that may be issued under the Plan pursuant to Section 3(a) may be issued pursuant to Awards granted under Section 6, Section 7 or Section 8 without regard for any minimum exercisability or vesting period requirements set forth in such Section; and (ii) continued employment or service for exercisability or vesting shall not be required as (A) the Committee may determine or permit otherwise in the event of death, Disability, retirement or other termination of a Participant, or, subject to Section 4(b)(vi), in connection with a corporate transaction (which includes but is not limited to a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation) (each such event, a “Defined Event”), and (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards.

(f)	Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Corporation will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any rules promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Corporation at any time.

Section	6. Stock Options.

(a)

In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an Eligible Individual either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Only Employees may receive ISOs.

(b)

Terms of Options. Subject to the limits in Section 5, if applicable, an Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee not inconsistent with the terms of the Plan. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:

(i)

the Exercise Price of an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, provided, however, that the Exercise Price shall not be less than 110% of such Fair Market Value for any ISO granted to a Ten Percent Stockholder; provided that an Option that is a Substitute Award may be granted with an Exercise Price lower than the Fair Market Value of a share of Stock on the date such Option is granted if such Option is granted in a manner satisfying the provisions of Section 422 of the Code in the case of a Substitute Award for an option that is an ISO, or the provisions of Section 409A in the case of a Substitute Award for an option that is an NQSO;

(ii)

the term of each Option shall be determined by the Committee, provided that no Option shall be exercisable after more than ten years from the date such Option is granted, and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after more than five years from the date of grant; and

(iii)

Options shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).

(c)

Exercise of Options. Except as provided in Section 10: (i) no Option granted to an Employee shall be exercised unless at the time of such exercise the Participant is then an Employee; and (ii) no Option granted to a non-Employee Director shall be exercised unless at the time of such exercise the Participant is then a non-Employee Director. Upon exercise, the aggregate Exercise Price of an Option may be paid in cash, by directing the Corporation to withhold shares of Stock issuable pursuant to the exercise of the Option with a Fair Market Value sufficient to pay the aggregate Exercise Price or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting shares of Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of shares of Stock to exercise an Option. Options granted under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Participant’s exercise. Notwithstanding the foregoing or the provision of any Award

Agreement, a Participant may not pay the aggregate Exercise Price of an Option using shares of Stock if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation.

Section	7. Stock Awards.

(a)

In General. Awards may be granted in the form of Stock Awards; provided, however, that the Committee may grant Stock Awards of unrestricted shares of Stock only to non-Employee Directors and only if made in lieu of cash fees. Subject to the terms of the Plan, Stock Awards shall be granted in such numbers, at such times and subject to such terms as the Committee shall determine.

(b)

Restrictions. Subject to the limits in Section 5, if applicable, the Committee may condition, restrict or limit the grant or vesting of a Stock Award on the achievement of enumerated performance objectives or, on the Employee’s or non-Employee Director’s continued employment or service to the Corporation or a Subsidiary through a specified period of time, not inconsistent with the terms of the Plan. Except as provided in Section 7(a) with respect to Awards of unrestricted shares of Stock to non-Employee Directors, Stock Awards shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).

(c)

Rights as Stockholders. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Participant to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

(d)

Dividends. Dividends may, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Stock subject to the same vesting or performance conditions as the underlying Stock Award.

Section	8. Restricted Stock Units.

(a)

In General. Awards may be granted in the form of Restricted Stock Units in such numbers, at such times and subject to such terms as the Committee shall determine not inconsistent with the terms of the Plan.

(b)

Vesting and Payment. Subject to the limits in Section 5, if applicable, the Committee may condition, restrict or limit the vesting or payment of Restricted Stock Units on the achievement of enumerated performance objectives or, on the Employee’s or non-Employee Director’s continued employment or service to the Corporation or a Subsidiary through a specified period of time consistent with the terms of the Plan. Restricted Stock Units shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).

(c)

Rights of Holders of Restricted Stock Units. A Participant receiving Restricted Stock Units shall not possess voting rights, nor the right to receive cash dividends, with respect to such Restricted Stock Units or the shares of Stock underlying such Restricted Stock Units unless and until the vesting of the Restricted Stock Units and the payment to the Participant of shares of Stock.

(d)

Dividend Equivalents. If a right to dividend equivalents for Restricted Stock Units is included in the Award Agreement, then dividend equivalents in an amount equal to any cash dividends declared and paid with respect to the shares of Stock shall be paid to the Participant at the time specified in the Award Agreement. Dividend equivalents may, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Stock subject to the same vesting or performance conditions as the underlying Restricted Stock Unit.

Section	9. Payment of Awards.

(a)

In General. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

(b)

Withholding. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the minimum amount of all applicable income and employment taxes required by law to be withheld (or such higher amount that would not have an adverse accounting effect) with respect to such payment or may require the Participant to pay to the Corporation such tax prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes (or such other amount that would not have an adverse accounting effect). Notwithstanding the foregoing or the provisions of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation.

Section	10. Effect of Termination of Relationship with the Corporation.

(a)

Death. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon a Participant’s death prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)

the vested portion of any remaining Options held by the Participant at the time of his or her death may be exercised in whole or in part within one year after the date of the Participant’s death and then only:

(A)

by the beneficiary designated by the Participant in a writing submitted to the Corporation prior to the Participant’s death, or in the absence of same, by the Participant’s estate or by or on behalf of such person or persons to whom the Participant’s rights pass under his or her will or the laws of descent and distribution;

(B)

to the extent that the Participant would have been entitled to exercise the Option at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.

(ii)	any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her death shall be forfeited.

(b)

Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon a Participant’s termination of employment or service due to Disability prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)

the vested portion of any remaining Options held by the Participant at the time of his or her termination of employment or service due to Disability may be exercised in whole or in part within one year after the date of the Participant’s termination of employment or service due to Disability and then only:

(A)	by the Participant or his or her legal representative;

(B)

to the extent that the Participant would have been entitled to exercise the Option on the date of his or her termination of employment or service due to Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.
(ii)

any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her termination of employment or service due to Disability shall be forfeited.

(c)

Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon the termination of a Participant’s employment or term of directorship with the Corporation or a Subsidiary for a reason other than the Participant’s death or termination of employment or service due to Disability and prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)	the vested portion of any remaining Options held by the Participant may be exercised in whole or in part within three months after the date of the Participant’s termination and then only:

(A)	by the Participant or his or her legal representative;

(B)

to the extent that the Participant would have been entitled to exercise the Option on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.

(ii)	any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her other termination shall be forfeited.

(d)

Treatment of Intra-Corporation Transfers. In the case of an Employee, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or directorship for purposes of this Section 10.

Section	11. General Provisions.

(a)

Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Participants and among different Awards granted to the same Participant. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

(b)

Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards for which they are granted in substitution.

(c)

No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Participant any right to similar grants in future years or any right to continue such Participant’s employment or other service relationship with the Corporation or its Subsidiaries. All Participants shall remain subject to discharge to the same extent as if the Plan were not in effect.

(d)

No Right, Title, or Interest in Corporation Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name or the entry on his or her behalf of an uncertificated book position on the records of the Corporation’s transfer agent and registrar for such Stock or other instrument of ownership, if any, and, in the case of restricted shares of Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Participant shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award. Except as provided in Section 3(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

(e)

Nonassignability. No Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution and, except as provided in Section 10, an Award shall be exercisable during the Participant’s lifetime only by the Participant.

(f)

Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock, or make any entry on a Participant’s behalf of an uncertificated book position on the records of the Corporation’s transfer agent and registrar for the Stock or other instrument of ownership, if any, under the Plan prior to fulfillment of all of the following conditions:

(i)	the listing, or approval for listing upon notice of issuance, of such shares on the Exchange;

(ii)

any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

(iii)

the obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

(iv)

the execution by the Participant (or the Participant’s legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.

(g)

Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

(h)

Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.

(i)	Headings. The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

(j)

Section 409A. The Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code (“Section 409A”), and the Plan and Award Agreements will be interpreted in a manner consistent with that intent. References to a Participant’s “termination of employment” and similar terms used in the Plan or an Award Agreement mean, to the extent necessary to comply with or be exempt from the requirements of Section 409A, the date that the Participant first incurs a “separation from service” within the meaning of Section 409A. Notwithstanding anything in the Plan to the contrary, if at the time of a Participant’s separation from service, the Participant is a “specified employee” for purposes of Section 409A, and the payment of an Award as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then the Corporation will make such payment on the date that is the first day of the seventh month following the Participant’s separation from service. Notwithstanding the foregoing, the Corporation and its Subsidiaries make no representations that the Awards or the grant, vesting or payment thereof provided under the Plan or any award Agreement comply with or are exempt from Section 409A, and in no event shall the Corporation or its Subsidiaries be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

(k)

No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(l)

Amendment or Termination. Subject to the provisions of Section 4(d), the Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part at any time; provided, however, that no such action shall adversely affect the rights of Participants to Awards previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the Exchange, shall be obtained in the manner required therein.

(m)

Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(i)	If to the Corporation:

Graham Corporation

20 Florence Avenue

Batavia, New York 14020

Attention: Chief Financial Officer

(ii)	If to a Participant, to the Participant’s address as shown in the Corporation’s personnel records.

(n)

Electronic Delivery and Signatures. Any reference in the Plan or an Award Agreement to a written document includes without limitation any document delivered electronically or posted on the Corporation’s or a Subsidiary’s intranet or other shared electronic medium controlled by the Corporation, a Subsidiary or any agent of the Corporation or a Subsidiary. The Committee and any Participant may use facsimile and PDF signatures in signing any Award Agreement, in exercising any Option, or in any other written document in connection with the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

(o)

Duration of Plan. The Plan was approved by the Board on June 9, 2020, and will become effective on August 11, 2020, upon the date of the approval by the stockholders of the Corporation at the 2020 Annual Meeting of the Stockholders. ISOs may not be granted under the Plan after August 11, 2030, but ISOs theretofore granted may extend beyond that date.

* * * * *

GRAHAM CORPORATION 20 FLORENCE AVENUE BATAVIA, NY 14020

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, August 10, 2020 (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, August 10, 2020 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18604-P41854             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAHAM CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” the following:
1.	Election of Directors	☐	☐	☐

Nominees:
01) James J. Barber
02) Gerard T. Mazurkiewicz

The Board of Directors recommends you vote “FOR” proposals 2,3, and 4:						For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

3.	To approve the 2020 Graham Corporation Equity Incentive Plan.					☐	☐	☐

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.					☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the named proxies may vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2020 Annual Meeting of Stockholders of Graham Corporation will be held on Tuesday, August 11, 2020 at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, for the following purposes:

1.	to elect as Directors the two nominees named in the proxy statement;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to approve the 2020 Graham Corporation Equity Incentive Plan;

4.	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Our Board of Directors has fixed the close of business on June 19, 2020 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting as well as at any adjournment of the Annual Meeting.

At this time, we intend to hold our annual meeting on August 11, 2020. However, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose as it relates to the ongoing COVID-19 pandemic. In the event we determine not to hold the annual meeting as originally scheduled, we will announce alternative arrangements as promptly as practicable. If we take this step, we will announce the decision to do so in advance via a press release, which will be filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines

President and Chief Executive Officer

June 30, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

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D18605-P41854

GRAHAM CORPORATION

Annual Meeting of Stockholders

August 11, 2020 11:00 A.M.

This proxy is solicited by the Board of Directors and each matter to be voted on at the

Annual Meeting has been proposed by the Board of Directors of the Company.

The undersigned hereby appoints James J. Malvaso and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, on August 11, 2020 at 11:00 A.M., Eastern Time, and any adjournment thereof, and to vote as directed by the undersigned on the reverse side of this proxy, the number of shares the undersigned would be entitled to vote if personally present at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE TWO DIRECTOR NOMINEES AND “FOR” PROPOSALS 2,3, AND 4.

Continued and to be signed on reverse side.